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                                                                  Exhibit 10.24

                                                              EXECUTION VERSION

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                       ADMINISTRATIVE SERVICES AGREEMENT

                                by and between

                         LINCOLN BENEFIT LIFE COMPANY

                                      and

                        ALLSTATE LIFE INSURANCE COMPANY

                         Effective as of April 1, 2014

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                               TABLE OF CONTENTS

ARTICLE                                                                    Page
-------                                                                    ----
ARTICLE I          DEFINITIONS                                               2
   Section 1.1     Definitions                                               2

ARTICLE II         AUTHORITY; RETAINED SERVICES                              6
   Section 2.1     Authority                                                 6
   Section 2.2     Violations of Applicable Law and Applicable Contracts     6
   Section 2.3     Retained Services                                         7
   Section 2.4     Power of Attorney                                         7

ARTICLE III        STANDARD FOR SERVICES; FACILITIES; SUBCONTRACTING, ETC.   8
   Section 3.1     Services; Standard for Services                           8
   Section 3.2     Facilities and Personnel                                  8
   Section 3.3     Subcontracting                                            8
   Section 3.4     Independent Contractor                                    9
   Section 3.5     Limitation on Services                                    9
   Section 3.6     Disaster Recovery                                         9

ARTICLE IV         UNDERWRITING; CONVERSION AND REPLACEMENT; PRODUCERS       9
   Section 4.1     Post-Closing Contracts                                    9
   Section 4.2     Parties' Responsibilities                                10
   Section 4.3     Conversion and Replacement                               11
   Section 4.4     Producers                                                13

ARTICLE V          COLLECTIONS                                              13
   Section 5.1     Collection Services                                      13

ARTICLE VI         CLAIMS HANDLING                                          14
   Section 6.1     Claim Administration Services                            14
   Section 6.2     Description of Claim Administration Services             14

ARTICLE VII        REGULATORY AND LEGAL PROCEEDINGS                         15
   Section 7.1     Notice of Action                                         15
   Section 7.2     Defense of Regulatory Complaints and Actions             15
   Section 7.3     Other Actions                                            16
   Section 7.4     Cooperation                                              17

ARTICLE VIII       SEPARATE ACCOUNT ADMINISTRATIVE SERVICES                 18
   Section 8.1     Separate Account Administrative Services                 18
   Section 8.2     Changes to Fund Options                                  18
   Section 8.3     Changes to Separate Account Fees                         19

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ARTICLE IX          MISCELLANEOUS SERVICES                                  20
   Section 9.1      Ceded Reinsurance Contracts                             20
   Section 9.2      Amendments and Replacements                             21
   Section 9.3      Vermont Captive Reinsurance Agreement                   21
   Section 9.4      Non-Guaranteed Elements                                 21
   Section 9.5      Contractholder Services                                 22
   Section 9.6      Principal Underwriting Agreement                        22
   Section 9.7      Other Services                                          22

ARTICLE X           NOTIFICATION TO CONTRACTHOLDERS                         23
   Section 10.1     Notification to Contractholders                         23

ARTICLE XI          QUARTERLY PREMIUM TAX AND INSOLVENCY FUND ACCOUNTINGS   23
   Section 11.1     Quarterly Accountings                                   23
   Section 11.2     Adjustments Regarding Quarterly Accountings             23

ARTICLE XII         CERTAIN ACTIONS BY COMPANY                              24
   Section 12.1     Filings                                                 24
   Section 12.2     Annual Adjustment                                       24

ARTICLE XIII        REGULATORY MATTERS AND REPORTING                        24
   Section 13.1     Regulatory Compliance and Reporting                     24
   Section 13.2     Additional Reports and Updates                          26
   Section 13.3     Additional Reports                                      26

ARTICLE XIV         BOOKS AND RECORDS                                       26
   Section 14.1     Maintenance of Books and Records                        26

ARTICLE XV          COOPERATION                                             27
   Section 15.1     Cooperation                                             27

ARTICLE XVI         PRIVACY REQUIREMENTS                                    28
   Section 16.1     Confidentiality Obligations                             28
   Section 16.2     Security Incidents                                      28

ARTICLE XVII        CONSIDERATION FOR ADMINISTRATIVE SERVICES               29
   Section 17.1     Consideration for Administrative Services               29

ARTICLE XVIII       BANK ACCOUNTS; TRADEMARKS                               29
   Section 18.1     Establishment of Bank Accounts                          29
   Section 18.2     Trademarks                                              30

ARTICLE XIX         INDEMNIFICATION                                         32
   Section 19.1     Administrator's Obligation to Indemnify                 32
   Section 19.2     Company's Obligation to Indemnify                       33
   Section 19.3     Definitions                                             34
   Section 19.4     Applicability of Stock Purchase Agreement               34

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   Section 19.5      No Duplication                                         34

ARTICLE XX           DURATION; TERMINATION                                  35
   Section 20.1      Duration                                               35
   Section 20.2      Termination                                            35

ARTICLE XXI          GENERAL PROVISIONS                                     36
   Section 21.1      Schedules and Exhibits                                 36
   Section 21.2      Notices                                                37
   Section 21.3      Interpretation                                         38
   Section 21.4      Entire Agreement; Third Party Beneficiaries            38
   Section 21.5      Governing Law                                          38
   Section 21.6      Assignment                                             38
   Section 21.7      Jurisdiction; Enforcement                              38
   Section 21.8      Severability; Amendment; Modification; Waiver          39
   Section 21.9      Specific Performance                                   40
   Section 21.10     Counterparts                                           40
   Section 21.11     Survival                                               40

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                       ADMINISTRATIVE SERVICES AGREEMENT

   This ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement"), effective as of April 1, 2014 (the "Inception Date"), is entered into by and between LINCOLN BENEFIT LIFE COMPANY, a Nebraska domiciled stock life insurance company (the "Company"), and ALLSTATE LIFE INSURANCE COMPANY, an Illinois domiciled stock life insurance company (the "Administrator", and together with the Company, the "Parties", and each a "Party").

                                   RECITALS:

   WHEREAS, the Administrator owns 100% of the issued and outstanding capital stock of the Company;

   WHEREAS, the Administrator, Resolution Life Holdings, Inc., a corporation organized under the laws of the State of Delaware (the "Buyer") and, solely for the purposes of Section 5.25 and Article X thereof, Resolution Life L.P., a Bermuda limited partnership, have entered into a Stock Purchase Agreement dated as of July 17, 2013, as amended (the "Stock Purchase Agreement"), pursuant to which the Administrator proposes to sell, and the Buyer proposes to purchase, 100% of the issued and outstanding capital stock of the Company;

   WHEREAS, the Stock Purchase Agreement provides, among other things, for the Company and the Administrator to enter into this Agreement;

   WHEREAS, pursuant to the Amended and Restated Reinsurance Agreement entered into between the Company and the Administrator, effective as of 12:01 a.m. Central Time on April 1, 2014 (the "Reinsurance Agreement"), the Administrator (in its capacity as Reinsurer) has agreed to indemnify the Company for (i) on a coinsurance basis, one hundred percent (100%) of the General Account Liabilities of the Company, (ii) on a modified coinsurance basis, one hundred percent (100%) of the Separate Account Liabilities of the Company and (iii) one hundred percent (100%) of the Reinsurer Extra Contractual Obligations (each as defined in the Reinsurance Agreement);

   WHEREAS, the Company wishes to appoint the Administrator to provide the administrative services with respect to the LBL Contracts, the Ceded Reinsurance Contracts and the Shared Separate Account (each as defined below) set forth in this Agreement, and the Administrator desires to provide such administrative services;

   WHEREAS, the Company and the Administrator are parties to the General Account Reinsurance Agreement and the Variable Annuity Reinsurance Agreement, pursuant to which the Administrator reinsures liabilities in respect of the variable annuity contracts written by the Company (the "VA Business"), and the VA ASA, pursuant to which the Administrator is obligated to provide administrative services to the Company in respect of the VA Business, and such agreements will continue in full force and effect in accordance with its terms following the Inception Date;

   WHEREAS, the Company is also a party to a reinsurance agreement, effective September 30, 2012 (the "Vermont Captive Reinsurance Agreement"), pursuant to which the Company

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cedes to its current Affiliate, Lincoln Benefit Reinsurance Company, a Vermont
domiciled captive insurance company (the "Vermont Captive"), one hundred percent (100%) of the policy benefits under specified universal life insurance policies written by the Company with issue dates within the range set forth in the Vermont Captive Reinsurance Agreement (the "Vermont Captive Contracts");

   WHEREAS, the Company also wishes to appoint the Administrator to provide the administrative services with respect to the Vermont Captive Contracts and the Vermont Captive Reinsurance Agreement set forth in this Agreement, and the Administrator desires to provide such administrative services.

   NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the Parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

   Section 1.1 Definitions. Any capitalized term used but not defined herein, unless otherwise indicated, shall have the meaning set forth in the Reinsurance Agreement. As used in this Agreement, the following terms shall have the following meanings:

      "Action" shall have the meaning specified in the Stock Purchase Agreement.

      "Administered Business" shall mean the LBL Contracts, the Shared Separate Account, the Vermont Captive Contracts, the Vermont Captive Reinsurance Agreement and the portion of the Ceded Reinsurance Contracts that relates to LBL Contracts.

      "Administrative Services" shall have the meaning specified in Section 2.1.

      "Administrator" shall have the meaning specified in the Preamble.

      "Administrator Breach" shall have the meaning specified in Section 19.1.

      "Administrator Indemnified Parties" shall have the meaning set forth in
   Section 19.2.

      "Affiliate" shall have the meaning specified in the Stock Purchase Agreement.

      "Agreement" shall have the meaning specified in the Preamble.

      "Annual Adjustment" shall have the meaning specified in Section 12.2.

      "Applicable Law" shall have the meaning specified in the Stock Purchase Agreement.

      "Business Day" shall have the meaning specified in the Stock Purchase Agreement.

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      "Buyer" shall have the meaning specified in the Preamble.

      "Cap" shall have the meaning specified in Section 19.3.

      "Capped Losses" shall have the meaning specified in Section 19.1.

      "Claims" shall have the meaning specified in the Section 6.1.

      "Claimants" shall have the meaning specified in the Section 6.2.

      "Company" shall have the meaning specified in the Preamble.

      "Company Breach" shall have the meaning specified in Section 19.2.

      "Company Business" shall have the meaning specified in the Stock Purchase Agreement.

      "Company Indemnified Parties" shall have the meaning specified in
   Section 19.1.

      "Covered Insurance Policies" means the LBL Contracts and the Vermont Captive Contracts.

      "Customer Information" shall have the meaning specified in the
   Section 16.1.

      "Customers" shall have the meaning specified in the Section 16.1.

      "Designated Company Conversion Policies" means (i) Underwriting Period Conversion Policies and (ii) Post-Underwriting Period Conversion Policies.

      "Disaster Recovery Policies" shall have the meaning specified in the
   Section 3.6.

      "Excluded Conversion Policies" means policies issued from and after the Inception Date as a result of the exercise of a policyholder of any conversion right in a Pre-Closing Policy or a Post-Closing Policy, other than Designated Company Conversion Policies.

      "Final True-Up Period" shall have the meaning specified in Section 8.4.

      "Governmental Entity" shall have the meaning specified in the Stock Purchase Agreement.

      "Inception Date" has the meaning specified in the Preamble.

      "Information Security Program" shall have the meaning specified in the
   Section 16.1.

      "Insolvency Fund Quarterly Accounting" shall have the meaning specified in Section 11.1.

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      "LBL Agreed Replacement Form" shall have the meaning specified in
   Section 4.3(f).

      "LBL Contracts" shall have the meaning specified in the Reinsurance Agreement; provided, however, that for purposes of this Agreement, LBL Contracts shall not include any Post-Underwriting Period Conversion Policies.

      "LBL Convertible Policy" shall have the meaning specified in
   Section 4.3(f).

      "LBL Reinsured Replacement Policy" shall have the meaning specified in
   Section 4.3(f).

      "LBL Replacement Policy" shall have the meaning specified in
   Section 4.3(f).

      "LBL Replacement Policy Reinsurance Agreements" shall have the meaning specified in Section 4.3(f).

      "Liability" shall have the meaning specified in the Stock Purchase Agreement.

      "Licensed Names and Marks" shall have the meaning specified in
   Section 18.2.

      "Licensor Standards" shall have the meaning specified in Section 18.2.

      "Materials" shall have the meaning specified in Section 18.2.

      "Monthly Separate Account Administrative Fee" shall have the meaning specified in Schedule A.

      "New Conversion Policy Form" shall have the meaning specified in
   Section 4.3(b).

      "New York Court" shall have the meaning specified in Section 21.7.

      "Person" shall have the meaning specified in the Stock Purchase Agreement.

      "Post-Inception Date Assessments" shall have the meaning specified in
   Section 11.1.

      "Post-Underwriting Period Conversion Policies" shall have the meaning specified in Section 4.3(b).

      "Pre-Closing Date Period" shall have the meaning specified in Section 8.4.

      "Premium Tax Credits" shall have the meaning specified in Section 12.2.

      "Principal Underwriting Agreement" shall have the meaning specified in the Stock Purchase Agreement.

      "Quarterly Accountings" shall have the meaning specified in Section 11.1.

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      "Quarterly Premium Tax Accounting" shall have the meaning specified in
   Section 11.1.

      "Reinsurance Agreement" shall have the meaning specified in the Preamble.

      "Reinsured Convertible Policy" shall have the meaning specified in
   Section 4.3(a).

      "Reinsurer" means the Administrator in its capacity as reinsurer under the Reinsurance Agreement.

      "Replacement Policy" shall have the meaning specified in Section 4.3(a).

      "Retained Services" shall have the meaning specified in Section 2.3.

      "Security Incident" shall have the meaning specified in Section 16.2.

      "Shared Separate Account" means the Lincoln Benefit Life Variable Life Account 40 Act File No. 811-9154.

      "Stock Purchase Agreement" shall have the meaning specified in the Preamble.

      "Subcontractor" shall have the meaning specified in Section 3.3.

      "Tax Return" shall have the meaning specified in the Stock Purchase Agreement.

      "Taxes" shall have the meaning specified in the Stock Purchase Agreement.

      "Transaction Agreements" shall have the meaning specified in the Stock Purchase Agreement.

      "True-Up Period" shall have the meaning specified in Section 8.4.

      "True-Up Sum" shall have the meaning specified in Section 8.4.

      "Underwriting Period Conversion Policy" shall have the meaning specified in Section 4.1(a).

      "Underwriting Termination Date" means (i) with respect to annuity contracts, December 31, 2013, (ii) with respect to life insurance policies other than variable universal life insurance policies, December 31, 2015 and
   (iii) with respect to variable universal life insurance policies, December 31, 2016.

      "VA ASA" means the Administrative Services Agreement by and between the Administrator and the Company, effective as of June 1, 2006.

      "VA Business" shall have the meaning specified in the Preamble.

      "Variances" shall have the meaning specified in Section 8.4.

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      "Variance Limit" shall have the meaning specified in Section 8.4.

      "Vermont Captive" shall have the meaning specified in the Preamble.

      "Vermont Captive Bank Accounts" shall have the meaning specified in
   Section 18.2.

      "Vermont Captive Contracts" shall have the meaning specified in the Preamble.

      "Vermont Captive Reinsurance Agreement" shall have the meaning specified in the Preamble.

                                  ARTICLE II

                         AUTHORITY; RETAINED SERVICES

   Section 2.1 Authority. Subject to Section 2.3, the Company hereby appoints the Administrator, and the Administrator hereby accepts appointment, to provide as an independent contractor of the Company, from and after the Inception Date, on the terms and subject to the limitations as set forth in this Agreement, all administrative services necessary or appropriate with respect to the Administered Business, including those provided by or on behalf of the Administrator specifically with respect to the Administered Business prior to the Inception Date (unless the Administrator and the Company mutually decide any such services are no longer necessary or appropriate, which decision of each of the Parties shall not be unreasonably withheld, conditioned or delayed), and those set forth in this Agreement and on Schedule A, other than the Retained Services (the "Administrative Services"). At all times during the term of this Agreement, the Administrator shall hold, possess and maintain, either directly or through the appointment of Subcontractors permitted pursuant to Section 3.3, any and all licenses, franchises, permits, privileges, immunities, approvals and authorizations from any Governmental Entity that are necessary to perform the Administrative Services.

   Section 2.2 Violations of Applicable Law and Applicable Contracts. Notwithstanding any other provision of this Agreement to the contrary, the Company shall have the right to direct the Administrator to perform any action necessary for the Administered Business or the administration thereof to comply with Applicable Law or the terms of the LBL Contracts, Ceded Reinsurance Contracts or Vermont Captive Contracts, or to cease performing any action that constitutes a violation of Applicable Law or the terms of the LBL Contracts, Ceded Reinsurance Contracts or Vermont Captive Contracts, to the extent such action, inaction or administration is within the control of the Administrator, taking into account the recommendations of the Administrator provided to the Company hereunder, which the Company shall only reject in good faith and in light of the intent of the parties to and the stated purposes of the Stock Purchase Agreement, this Agreement and the other Transaction Agreements. The Administrator shall have the right to direct the Company to perform any action necessary for the Administered Business or the administration thereof to comply with Applicable Law or the terms of the LBL Contracts, Ceded Reinsurance Contracts or Vermont Captive Contracts, or to cease performing any action that constitutes a violation of Applicable Law or the terms of the LBL Contracts,

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Ceded Reinsurance Contracts or Vermont Captive Contracts, in either case to the extent such action, inaction or administration constitutes a Retained Service.

   Section 2.3 Retained Services. The Parties hereby agree that, notwithstanding anything herein to the contrary, the Company shall, for the term of this Agreement, continue to provide on its own behalf (i) those administrative services described in Schedule B, (ii) those administrative services that the Company is required by Applicable Law to perform without the Administrator or a third party acting on its behalf and (iii) the preparation of accounting reports, tax returns, guaranty fund reports, and other reports and certifications contemplated in Articles XI and XII, in each instance, where applicable, based on information with respect to the LBL Contracts and Vermont Captive Contracts provided by the Administrator as contemplated therein (collectively, the "Retained Services"), in each case, (i) in accordance with the applicable terms of this Agreement, (ii) in compliance with Applicable Law,
(iii) in a professional, competent and workmanlike manner, with the skill, diligence and expertise that would reasonably be expected from experienced and qualified personnel performing such duties in like circumstances, and (iv) at a level no lower than the service standards applied by the Company to other comparable insurance business administered by the Company for its own account. The Administrator shall have no obligation to provide such Retained Services but shall provide assistance with respect to the Administered Business reasonably requested by the Company in connection therewith in a timely manner to enable the Company to perform such Retained Services. The Company shall not be deemed to be in breach of this Agreement as a result of any failure to perform, or inadequacy in the performance of, Retained Services hereunder to the extent the performance of such Retained Services is reasonably dependent upon Administrative Services or the performance by the Administrator or its Affiliates of their obligations under the Transaction Agreements that have not been performed. The Administrator shall promptly reimburse the Company for any documented and reasonable out-of-pocket costs or expenses incurred by it in the performance of the Retained Services to the extent (a) such Retained Services
(1) relate solely to the Administered Business but not the Company Business,
(2) do not constitute entity-level services required to be performed by or on behalf of the Company and (3) are not in the ordinary course of business of the Company, and (b) such out-of-pocket costs and expenses in aggregate exceed $15,000 in the calendar month for which such costs and expenses are being sought for reimbursement or $120,000 in the calendar year for which such costs and expenses are being sought for reimbursement. For the avoidance of doubt, but subject to the other terms and conditions of this Agreement, the Administrator shall have no obligation under this Agreement to perform any services other than with respect to the Administered Business (which includes the services with respect to the Shared Separate Account set forth in Schedule A).

   Section 2.4 Power of Attorney. Subject to the terms and conditions herein, the Company hereby appoints and names the Administrator, acting through its authorized Subcontractors, and each of their respective officers and employees, as the Company's lawful attorney-in-fact, from and after the Inception Date for so long as the Administrator is authorized to perform the Administrative Services and solely to the extent necessary to provide the Administrative Services, (a) to do any and all lawful acts that the Company might have done with respect to the Administered Business, and (b) to proceed by all lawful means (i) to perform any and all of the Company's obligations with respect to the Administered Business, (ii) to enforce any right and defend (in the name of the Company, when necessary) against any liability arising with respect to the Administered Business, (iii) to sue or defend (in the name of the

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Company, when necessary) any Action arising from or relating to the
Administered Business, (iv) to collect any and all Recoveries due or payable under or relating to the LBL Contracts, the Shared Separate Account with respect to the LBL Contracts, and the Ceded Reinsurance Contracts; (v) to collect any and all amounts due or payable to the Company under or relating to the Vermont Captive Contracts; (vi) to sign (in the Company's name, when necessary) vouchers, receipts, releases and other papers in connection with any of the foregoing matters, (vii) to enforce the rights and perform the obligations of the Company under any agency, distribution or service arrangements to the extent related to the LBL Contracts or the Vermont Captive Contracts; (viii) to take actions necessary, as may be reasonably determined by the Administrator, to maintain the Administered Business in compliance with Applicable Law; (ix) to request rate and form changes for the LBL Contracts in accordance with Article IV herein; and (x) to do everything lawful in connection with the satisfaction of the Administrator's obligations and the exercise of its rights under this Agreement.

                                  ARTICLE III

            STANDARD FOR SERVICES; FACILITIES; SUBCONTRACTING, ETC.

   Section 3.1 Services; Standard for Services. Subject to Article II, from and after the Inception Date and thereafter during the term of this Agreement (unless otherwise specified), the Administrator shall perform the Administrative Services, and the Administrator's performance of the Administrative Services shall comply with and be subject in all events to the standards set forth in this Section 3.1. The Administrator shall provide the Administrative Services in all material respects in accordance with the terms of the LBL Contracts, the Ceded Reinsurance Contracts, the Vermont Captive Contracts and the Vermont Captive Reinsurance Agreement and, if applicable, their respective registration statements. In addition, the Administrator shall provide the Administrative Services (i) in accordance with the applicable terms of this Agreement, (ii) in compliance with Applicable Law, (iii) in a professional, competent and workmanlike manner, with the skill, diligence and expertise that would reasonably be expected from experienced and qualified personnel performing such duties in like circumstances, and (iv) at a level no lower than the service standards applied by Administrator to other comparable insurance business administered by the Administrator for its own account.

   Section 3.2 Facilities and Personnel. The Administrator shall at all times maintain either directly or through the appointment of Subcontractors, sufficient facilities and trained personnel of the kind necessary to perform its obligations under this Agreement in accordance with the performance standards set forth herein.

   Section 3.3 Subcontracting. The Administrator may subcontract for the performance of any Administrative Service to: (a) any Person if the service to be subcontracted is primarily a routine task or function; (b) an Affiliate of the Administrator; (c) any reinsurer under a Ceded Reinsurance Contract or an ALIC Outward Reinsurance Contract or its Affiliates; (d) an existing subcontractor that was providing such service to the Company immediately before the Closing Date; (e) any subcontractor to which Administrator or an Affiliate subcontracts the same or similar services for business administered for its own account; and (f) any other Person with the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed (each such subcontracting party, a "Subcontractor"), provided that no such

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subcontracting shall relieve the Administrator from any of its obligations or liabilities hereunder, and the Administrator shall remain responsible for all obligations or liabilities of such Subcontractor with respect to the providing of such service or services as if provided by the Administrator.

   Section 3.4 Independent Contractor. For all purposes hereof, except as explicitly set forth herein, the Administrator shall at all times act as an independent contractor and the Administrator and its Affiliates, on the one hand, and the Company and its Affiliates, on the other hand, shall not be deemed an agent, lawyer, employee, representative, joint venturer or fiduciary of one another, nor shall this Agreement or the Administrative Services or any activity or any transaction contemplated hereby be deemed to create any partnership or joint venture between the Parties or among their Affiliates.

   Section 3.5 Limitation on Services. The Administrator shall not be deemed to be in breach of this Agreement as a result of any failure to perform, or inadequacy in the performance of, Administrative Services hereunder to the extent the performance of such Administrative Services is reasonably dependent upon Retained Services or the performance by Buyer or its Affiliates of their obligations under the Transaction Agreements (other than the Company's obligations under the Principal Underwriting Agreement with respect to the LBL Contracts, solely to the extent that the Administrator is responsible hereunder for the Company's performance of such obligations) that have not been performed. This Section 3.5 shall not be construed to limit the rights and remedies otherwise available to the Administrator or its Affiliates in the event of any breach by the Company, Buyer or any of their Affiliates of any of the Transaction Agreements.

   Section 3.6 Disaster Recovery. The Administrator has made available to the Company its backup, business continuation and disaster recovery plans applicable to the business of the Administrator (the "Disaster Recovery Policies") in effect as of the Inception Date. From time to time upon the Company's written request, the Administrator shall deliver a copy of its then-current Disaster Recovery Policies to the Company. For as long as Administrative Services are provided hereunder, the Administrator shall, and shall cause its Affiliates to, abide by the Disaster Recovery Policies with respect to the Administered Business. At all times during the term of this Agreement, the Disaster Recovery Policies applicable to the Administered Business shall be no less protective of the Administered Business than the backup, business continuation and disaster recovery plans applicable to insurance business administered by the Administrator for its own account.

                                  ARTICLE IV

              UNDERWRITING; CONVERSION AND REPLACEMENT; PRODUCERS

   Section 4.1 Post-Closing Contracts. Subject to the terms of this Article IV:

       (a) from the Inception Date until the first to occur of (i) the Underwriting Termination Date or (ii) the termination of this Agreement, the Administrator shall be authorized to (x) issue, in the name of the Company, life insurance policies and annuity contracts of the types included in, and utilizing the same forms, rates and prospectuses as are in use for, the Pre-

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Closing Policies, with amendments to such forms, rates and prospectuses from time to time as are necessary for the issuance of such policies or contracts to comply with Applicable Law or for any other business purpose, and shall be authorized to file and seek necessary approvals from applicable Governmental Entities, in the name of the Company, with respect to any such amendments; provided that the Administrator's authority to file amendments to any such rates shall be subject to the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), and (y) withdraw such products, forms, rates and prospectuses. Life insurance policies issued by the Administrator pursuant to this Section 4.1(a) upon conversion of a Pre-Closing Policy or a Post-Closing Policy produced by an Exclusive Producer are referred to herein as "Underwriting Period Conversion Policies".

       (b) the Administrator shall be authorized to issue, in the name of the Company from and after the Inception Date, solely to the extent required to comply with Applicable Law, life insurance policies and annuity contracts as required to replace or remediate LBL Contracts or Vermont Captive Contracts.

   Section 4.2 Parties' Responsibilities.

       (a) The Administrator, at its sole cost and expense (but without duplication of amounts payable under the Reinsurance Agreement), shall assume all responsibility for (i) the provision of all applications and other contractholder materials to agents and persons seeking to apply for Post-Closing Policies (other than the Post-Underwriting Period Conversion Policies), (ii) all underwriting necessary or appropriate with respect to such applicants pursuant to the underwriting guidelines utilized by the Company as of the Inception Date, or as may be otherwise agreed by the Parties (the agreement of the Company not to be unreasonably withheld, conditioned or delayed), (iii) the processing of underwriting-related transactions in respect of the Post-Closing Policies (other than the Post-Underwriting Period Conversion Policies) and (iv) the issuance of Post-Closing Policies (other than the Post-Underwriting Period Conversion Policies).

       (b) The Company shall assume all responsibility for (i) the provision of all applications and other contractholder materials to agents and persons seeking to apply for Post-Underwriting Period Conversion Policies and Excluded Conversion Policies, (ii) with respect to Post-Underwriting Period Conversion Policies, all underwriting necessary or appropriate with respect to such applicants pursuant to the underwriting guidelines as may be agreed by the Parties (the agreement of the Parties not to be unreasonably withheld, conditioned or delayed), (iii) if needed, with respect to Excluded Conversion Policies, all underwriting necessary or appropriate with respect to such applicants, (iv) the processing of underwriting-related transactions in respect of the Post-Underwriting Period Conversion Policies and Excluded Conversion Policies and (v) the issuance of Post-Underwriting Period Conversion Policies and Excluded Conversion Policies. Without limiting the generality of Article XV or any other provision of this Agreement, the Administrator shall reasonably cooperate and provide all assistance, information and records reasonably available to it as may reasonably be requested by the Company in connection with the Company's performance of the foregoing obligations.

       (c) The Administrator shall promptly notify the Company of all revisions to the LBL Contracts and Vermont Captive Contracts made pursuant to Section 4.1 and shall, on behalf of the Company, prepare and provide to Contractholders all such revisions to the LBL Contracts and Vermont Captive Contracts to be made by the Company.

   Section 4.3 Conversion and Replacement.

       (a) From and after the Inception Date, the Administrator shall be entitled, to the extent permitted by Applicable Law, to offer to any holder of a Pre-Closing Policy or a Post-Closing Policy, in each case that entitles the holder thereof to convert such policy to another policy written by the Company (a "Reinsured Convertible Policy"), the opportunity to convert such Reinsured Convertible Policy into a policy written by the Administrator or one of its Affiliates (a "Replacement Policy"). If such offer is not accepted, or if no such offer is timely made, then subject to the terms of this Article IV,
(i) the Administrator shall issue, in the name of the Company, an Underwriting Period Conversion Policy upon exercise by the policyholder of a Reinsured Convertible Policy, on or prior to December 31, 2015, of such policyholder's right to receive a conversion policy issued by the Company, and (ii) the Company shall issue a Post-Underwriting Period Conversion Policy upon exercise by the policyholder of a Reinsured Convertible Policy, on or after January 1, 2016, of such policyholder's right to receive a conversion policy issued by the Company, as applicable.

       (b) From and after January 1, 2016 with respect to life insurance policies other than variable universal life insurance policies, and from and after January 1, 2017 with respect to variable universal life insurance policies, the Company may (i) amend any of its policy forms, rates and prospectuses from time to time, (ii) cease offering any such policy forms, rates and prospectuses and (iii) withdraw any such product, form, rate or prospectus, provided, however, that until such time as no Reinsured Convertible Policies are outstanding, the Company shall maintain in effect at least one
(1) new life policy form and associated rate filing developed jointly by the Parties, that meets the requirements of each Reinsured Convertible Policy for a conversion policy issued by the Company. In connection with the Company's requirement to maintain such policy form and associated rate filings, after the Inception Date the Parties will work together to develop and submit to appropriate Governmental Entities, as soon as practicable, a life insurance policy form and associated rate filing that meets the requirements of each Reinsured Convertible Policy for a conversion policy (the "New Conversion Policy Form"), provided, that if such form and associated rate filings have not been agreed to by the Parties by September 30, 2014 then the Administrator's approval of any such policy form and associated rate filing developed in good faith by the Company (after providing the Administrator reasonable opportunity to comment thereon and taking into account the recommendations of the Administrator) shall not be unreasonably withheld, conditioned or delayed. Any policy issued on a New Conversion Policy Form to meet the conversion requirements of a Reinsured Convertible Policy originally produced by an Exclusive Producer shall constitute a "Post-Underwriting Period Conversion Policy." Any amendments to the New Conversion Policy Form (including the associated rate filing) shall require the prior written consent of each Party in order for any such amended policy to continue to be eligible for issuance as a Post-Underwriting Period Conversion Policy. For the avoidance of doubt:
(x) other than the New Conversion Policy Form, no policy issued to satisfy the conversion requirements of a Reinsured Convertible Policy produced by an Exclusive Producer shall constitute a Post-Underwriting Period Conversion Policy, and (y) subject to the Administrator's rights pursuant to
Section 4.1(a), nothing contained herein shall be construed to limit the Company's right to develop and maintain policy forms, rates and prospectuses other than the New Conversion Policy Form, or require the Company to discontinue offering any policy form, associated rate or prospectus; provided, however, that if, after the Inception Date, the Company chooses to issue new variable products, it shall form a new registered separate account of the Company for the issuance of such products and shall not issue such products through the Shared Separate Account.

       (c) Subject to the foregoing, the Administrator will share equally with the Company the reasonable costs associated with the Company and Administrator's joint development, filing, approval and maintenance of a New Conversion Policy Form, for use from and after December 31, 2015, which costs to the Administrator shall not exceed five hundred thousand dollars ($500,000).

       (d) The Company shall not, and shall cause each of its Affiliates not to, target any LBL Contract for replacement with another policy written by the Company or any other Person other than in accordance with the terms of this
Article IV, provided, however, that the restrictions in this Section 4.3(d) shall not restrict general marketing and solicitation activities (i) not specifically targeted or directed to holders of LBL Contracts or (ii) subject to clause (i), targeted or directed to holders of insurance policies and contracts included in the Company Business regardless of whether such holders are also holders of LBL Contracts. From and after the Inception Date, Company shall not, directly or indirectly, sell, convey or transfer all or substantially all of its properties or assets to, any Person, in one transaction or a series of transactions that are part of a common plan, or any transaction that constitutes the functional equivalent of any of the foregoing, unless the acquiring Person in such transaction or transactions expressly agrees to assume all of the obligations of the Company under this
Section 4.3(d).

       (e) Upon a specific written request by the Administrator, and at the Administrator's sole cost and expense, the Company shall provide such information to Administrator for the use of the Exclusive Producers as is reasonably necessary to permit Exclusive Producers to offer Designated Company Conversion Policies on behalf of the Company to the holders of Reinsured Convertible Policies.

       (f) If, after the Inception Date, any holder of a term life policy that was included in the Company Business as of the Inception Date and that entitles the holder thereof to convert such policy into another policy written by the Company (an "LBL Convertible Policy") desires to convert such policy into a conversion policy issued by the Company, the Administrator shall offer, or shall cause one or more of its Affiliates, as applicable, to offer, to the holder thereof the opportunity to convert such LBL Convertible Policy into any of the Replacement Policies that are then being offered to the holders of the Reinsured Convertible Policies. The Administrator's obligation to offer a holder of an LBL Convertible Policy the opportunity to convert such policy into a Replacement Policy shall be subject to receipt by the Administrator of any required policyholder information from the Company as contemplated in this
Section 4.3(f). Any Replacement Policy issued by the Administrator or one of its Affiliates to a holder of an LBL Convertible Policy pursuant to this
Section 4.3(f) (an "LBL Replacement Policy") shall be issued through an Exclusive Producer. Within 30 days following the Inception Date, the Administrator shall, or shall cause its Affiliates to, as applicable, provide the Company with copies of the policy forms of all Replacement Policies available as of the Inception Date to be offered to the holders of the Reinsured Convertible Policies. If and when the Administrator or its

Affiliates contemplate offering new Replacement Policies to holders of the Reinsured Convertible Policies, the Administrator shall, or shall cause its Affiliates to, provide the Company with copies of the policy forms of such new Replacement Policies. The Company shall have 30 days following receipt of a copy of a form of Replacement Policy to notify the Administrator in writing that it approves the form of such Replacement Policy (any such form that is so approved, an "LBL Agreed Replacement Form"). Any LBL Replacement Policy issued on an LBL Agreed Replacement Form shall constitute an "LBL Reinsured Replacement Policy". The Company shall reinsure all liabilities relating to the LBL Reinsured Replacement Policies pursuant to one or more 100% quota share reinsurance agreements on such terms and conditions as are mutually agreed by the Parties consistent with the provisions of this Section 4.3(f) (the "LBL Replacement Policy Reinsurance Agreements"). The Parties agree to, and the Administrator agrees to cause its applicable Affiliates to, negotiate in good faith the terms of the LBL Replacement Policy Reinsurance Agreements following the Inception Date, such terms to include LBL's payment of a ceding commission to compensate the Administrator or its Affiliates, as applicable, for Exclusive Producer commissions and other policy acquisition costs incurred by the Administrator or its applicable Affiliates in connection with the issuance of the LBL Reinsured Replacement Policies. The Parties agree that the Administrator or its Affiliates issuing the LBL Reinsured Replacement Policies will retain administration of the LBL Reinsured Replacement Policies in exchange for an expense allowance from the Company to be negotiated between the Parties in good faith following the Inception Date. Subject to any limitations under Applicable Law or contractual obligations and subject to obtaining any required consents from policyholders, the Company shall provide such information to the Administrator for the use of the Exclusive Producers as is reasonably necessary to permit Exclusive Producers to offer Replacement Policies to the holders of LBL Convertible Policies as contemplated in this
Section 4.3(f). The timing and format of such reporting shall be negotiated by the Parties in good faith following the Inception Date.

   Section 4.4 Producers. From and after the Inception Date, the Administrator shall have the sole and exclusive right and obligation, on behalf of the Company, to (i) appoint and enter into agreements with Exclusive Producers for the LBL Contracts, (ii) monitor the performance and licensing of the Exclusive Producers for the LBL Contracts to the extent required by Applicable Law,
(iii) calculate and pay all commissions to Exclusive Producers in respect of the LBL Contracts and (iv) terminate Exclusive Producers' authority and agreements with Exclusive Producers with respect to the LBL Contracts, provided, that the Administrator shall indemnify and hold harmless the Company Indemnified Parties from and against any and all Indemnifiable Losses incurred by any of them in connection with such actions.

                                   ARTICLE V

                                  COLLECTIONS

   Section 5.1 Collection Services. From and after the Inception Date and subject to Section 2.3, the Administrator shall assume all responsibility for the receipt and processing of all premiums, deposits, policy loan interest or repayments and other Recoveries with respect to the LBL Contracts and the Vermont Captive Contracts and the allocation of such amounts between the General Account of the Company and, if applicable, the Shared Separate Account in accordance with the terms of the LBL Contracts, the Vermont Captive Contracts, the

Reinsurance Agreement and this Agreement. The Administrator, on behalf of the Company, shall process payment of any amounts to be paid out of the Shared Separate Account in accordance with the terms of the applicable LBL Contract or Vermont Captive Contract, to the extent of sufficient funds therein. The Parties shall cooperate to establish procedures to prevent the commingling of assets attributable to the Administered Business, on the one hand, and the business of the Company that is not Administered Business, on the other hand, including by establishment of separate lockboxes with respect to the LBL Contracts and Vermont Captive Contracts, on the one hand, and the business of the Company that is not Administered Business, on the other hand, and otherwise to ensure that funds are traceable to the appropriate Company insurance policy.

       (a) The Company shall promptly remit to the Administrator all premiums, deposits, policy loan interest and repayments, claims expenses, expense allowance and all other Recoveries received by it with respect to the LBL Contracts, the Shared Separate Account with respect to the LBL Contracts, the Vermont Captive Contracts or the Vermont Captive Reinsurance Agreement and the Administrator shall promptly remit to the Company all premiums, deposits, policy loans, interest and repayments received by it with respect to the Company Business.

                                  ARTICLE VI

                                CLAIMS HANDLING

   Section 6.1 Claim Administration Services. From and after the Inception Date, subject to Section 2.3, the Administrator shall acknowledge, consider, review, investigate, deny, settle, pay or otherwise dispose of each claim for benefits and disbursements reported under each LBL Contract and Vermont Captive Contract (each, a "Claim" and collectively the "Claims").

   Section 6.2 Description of Claim Administration Services. Without limiting the foregoing, the Administrator shall:

      (i) provide claimants under the LBL Contracts and Vermont Captive Contracts and their authorized representatives (collectively, "Claimants") with Claim forms and provide reasonable explanatory guidance to Claimants in connection therewith;

      (ii) establish, maintain and organize Claim files and maintain and organize other Claims-related records;

      (iii) review all Claims and determine whether the Claimant is eligible for benefits and if so, the nature and extent of such benefits;

      (iv) prepare and distribute to the appropriate recipients and Governmental Entities any Claims reports as required by Applicable Law;

      (v) respond to all written or oral Claims-related communications that the Administrator reasonably believes to require a response;

      (vi) maintain a complaint log with respect to the LBL Contracts and Vermont Captive Contracts in accordance with applicable requirements of Governmental Entities, and at the Company's request, provide a copy of such log; and

      (vii) respond to and manage any Claims-related matters pursuant to
   Article VII.

                                  ARTICLE VII

                       REGULATORY AND LEGAL PROCEEDINGS

   Section 7.1 Notice of Action. If the Company or the Administrator receives notice of or otherwise becomes aware of any examination or Action instituted or threatened in writing against the Company that relates exclusively or in part to the Administered Business, such Party shall promptly notify the other Party thereof, and in no event more than five (5) Business Days after receipt of notice thereof, and shall promptly furnish to such other Party copies of all pleadings in connection therewith.

   Section 7.2 Defense of Regulatory Complaints and Actions.

       (a) From and after the Inception Date, with respect to any examination or Action initiated by a Governmental Entity with respect to the Administered Business, the Administrator shall supervise and control the investigation, contest, defense and/or settlement of all such Actions at its own cost and expense, in the name of the Company when necessary, subject to Sections 2.3 and clauses (b), (c) and (d) below. The Administrator's supervision and control of such examinations and Actions shall not constitute a waiver of any right to indemnification or payment that it may have under the terms of the Stock Purchase Agreement, the Reinsurance Agreement, this Agreement or any other Transaction Agreement.

       (b) The Company authorizes the Administrator to prepare, with a copy to the Company, a response to any such examination or Action initiated by a Governmental Entity with respect to the Administered Business within the Governmental Entity's requested time frame for response or, if no such time frame is provided, within the time frame as allowed by Applicable Law; provided, that, subject to meeting such time frames, the Administrator shall provide its proposed response to the Company for its prior review and comment; provided, further, that with respect to such examinations or Actions that relate in part to the Company Business, the Administrator shall not respond to any such examinations or Actions without taking into account in good faith any recommendations of the Company provided to the Administrator with respect to such matters and shall not unreasonably reject such recommendations.

       (c) Notwithstanding anything in this Agreement to the contrary, the Company, upon written notice to the Administrator and at its own cost and expense, shall have the right at any time to supervise and exclusively control the defense and/or settlement of any examination or Action initiated by a Governmental Entity that, if successful, would reasonably be expected to materially interfere with the business, financial condition or reputation of the Company or any of its Affiliates; provided, however, the Company shall not respond to any such examinations or Actions that relate to the Administered Business without taking into account in good faith any recommendation of the Administrator provided to the Company with respect to such matters and shall not unreasonably reject such recommendation, and shall not settle or compromise any such examinations or Actions without the Administrator's prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). The Company's supervision and control of such examinations and Actions shall not constitute a waiver of any right to indemnification or payment that it may have under the terms of the Stock Purchase Agreement, the Reinsurance Agreement, this Agreement or any other Transaction Agreement.

       (d) The Administrator shall not settle or compromise any examination or Action described in Section 7.2(a) without the Company's prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) unless (i) there is no finding or admission of any violation of Applicable Law or any violation of the rights of any Person by the Company or any of its Affiliates, (ii) the sole relief provided is monetary damages that are paid in full by the Administrator or its Affiliates and a full and complete release is provided to the Company and its Affiliates and (iii) the settlement does not encumber any of the assets of the Company or its Affiliates or contain any restriction or condition that would materially adversely affect the Company or its Affiliates.

   Section 7.3 Other Actions.

       (a) From and after the Inception Date, with respect to any Action with respect to the Administered Business by any Person other than a Governmental Entity, the Administrator shall:

      (i) subject to Sections 2.3 and clauses (b), (c) and (d) below, supervise and control the investigation, contest, defense and/or settlement of all such Actions at its own cost and expense, in the name of the Company when necessary; and

      (ii) keep the Company fully informed of the progress of all Actions supervised or controlled by the Administrator in which the Company is a named party and, at the Company's request, provide to the Company a report summarizing the nature of such Action, the alleged actions or omissions giving rise to such Actions and copies of any files or other documents that the Company may reasonably request in connection with its review of such matters, in each case other than such files, documents and other information as would, in the judgment of counsel to the Administrator, lead to the loss or waiver of legal privilege.

       The Administrator's supervision and control of such Actions shall not constitute a waiver of any right to indemnification or payment that it may have under the terms of the Stock Purchase Agreement, the Reinsurance Agreement, this Agreement or any other Transaction Agreement.

       (b) The Company shall have the right to engage its own separate legal representation, at its own expense, and to participate fully in the defense of any Action (other than Actions brought by a Governmental Entity, which are the subject of Section 7.2) relating to the Administered Business with respect to which the Company is a named party if such Action, if successful, reasonably could be expected to materially interfere with the business, financial condition or reputation of the Company or any of its Affiliates, without waiving any right to indemnification or payment that it may have under the terms of the Stock Purchase Agreement, the Reinsurance Agreement, this Agreement or any other Transaction Agreement.

       (c) The Administrator shall not settle or compromise any Action described in Section 7.3(b) without the Company's prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) unless
(i) there is no finding or admission of any violation of Applicable Law or any violation of the rights of any Person by the Company or any of its Affiliates,
(ii) the sole relief provided is monetary damages that are paid in full by the Administrator or its Affiliates and a full and complete release is provided to the Company and its Affiliates, (iii) the settlement does not encumber any of the assets of the Company or its Affiliates or contain any restriction or condition that would materially adversely affect the Company or its Affiliates and (iv) the Action neither is certified, nor seeks certification, as a class action.

       (d) The Company, upon written notice to the Administrator and at its own cost and expense, shall have the right at any time to assume sole and exclusive control over the response, defense, settlement or other resolution of any Action (other than Actions brought by a Governmental Entity, which are the subject of Section 7.2) that, if successful, reasonably could be expected to materially interfere with the business, financial condition or reputation of the Company or any of its Affiliates; provided, however, the Company shall not respond to any such Actions without taking into account in good faith any recommendation of the Administrator provided to the Company with respect to such Actions and shall not unreasonably reject such recommendation, and shall not settle or compromise any such Actions without the Administrator's prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). The Company's supervision and control of such examinations and Actions shall not constitute a waiver of any right to indemnification or payment that it may have under the terms of the Stock Purchase Agreement, the Reinsurance Agreement, this Agreement or any other Transaction Agreement.

   Section 7.4 Cooperation. Each Party hereto shall cooperate with and assist the controlling Party in responding to, defending, prosecuting and settling any examination or Action under this Article VII; provided, that neither Party shall be required to waive any applicable attorney-client, attorney work product or other evidentiary privileges, and provided, further that neither Party shall be required to provide the other Party access to any federal, state, or local consolidated income Tax Return that includes the responding Party or its Affiliates. Without limiting the generality of the foregoing, each of the Parties shall assist each other and cooperate with the other Party in doing all things necessary, proper or advisable in a commercially reasonable manner in connection with any and all market conduct or other Governmental Entity examinations to the extent related to the Administered Business. Notwithstanding anything to the contrary contained in this Agreement, neither the Company nor the Administrator shall have the authority to institute, prosecute or maintain any regulatory proceeding on behalf of the other Party without the prior written consent of such other Party, except as expressly contemplated in this Agreement.

                                 ARTICLE VIII

                   SEPARATE ACCOUNT ADMINISTRATIVE SERVICES

   Section 8.1 Separate Account Administrative Services. From and after the Inception Date, subject to Section 2.3, in addition to the services described in any Article of this Agreement, the Administrative Services with respect to, or as a result of, the Shared Separate Account shall include those services set forth on Schedule A attached hereto.

   Section 8.2 Changes to Fund Options.

       (a) From and after the Inception Date, the Administrator may make recommendations to the Company as to changes in Fund options for the Shared Separate Account from and after the Inception Date and the Company shall not unreasonably reject such recommendations, but the Administrator will not change Fund options for the Shared Separate Account unless such changes are made:
(a) with the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed, (b) in fulfillment of the fiduciary obligations of the Company or (c) by the Board of Trustees of a Fund to liquidate, merge or remove a Fund pursuant to the terms of the then-existing fund participation agreements or through a regulatory process. If the Administrator makes a change in the LBL Contracts or the Shared Separate Account in connection with the change of a Fund option as permitted above, the Administrator shall, at its own expense, prepare for signature by the Company and transmit on behalf of the Company to the appropriate Governmental Entity any SEC exemptive application, no-action letter or other regulatory filing necessary to reflect or implement such change; provided however, that the Administrator shall give the Company a reasonable opportunity to review and comment thereon.

       (b) From and after the Inception Date, the Company will not change Fund options for the Shared Separate Account unless such changes are made: (a) with the prior written consent of the Administrator, such consent not to be unreasonably withheld, conditioned or delayed, (b) in fulfillment of the fiduciary obligations of the Company or (c) by the Board of Trustees of a Fund to liquidate, merge or remove a Fund pursuant to the terms of the then-existing fund participation agreements or through a regulatory process. If the Company makes a change in the Company Business or the Shared Separate Account in connection with the change of a Fund option as permitted above, the Company shall, at its own expense, prepare and transmit to the appropriate Governmental Entity any SEC exemptive application, no-action letter or other regulatory filing necessary to reflect or implement such change; provided however, that the Company shall give the Administrator a reasonable opportunity to review and comment thereon. In the event that the Company adds any Fund options to the Shared Separate Account, the Monthly Separate Account Administrative Fee shall be adjusted to reflect any changes in the Administrator's costs of administration of the Shared Separate Account resulting from the new Fund option, in accordance with Schedule A.

       (c) In the event that the Parties mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed) that it is impracticable for the Shared Separate Account to continue to include assets in respect of LBL Contracts and Company Business, the Company and the Administrator shall cooperate in the formation of a new registered separate account of the Company and the transfer from the Shared Separate Account to such new separate account of all assets and amounts held in the Shared Separate Account in respect of the LBL Contracts (the "Separate Account Separation"). In such event, the Company and the Administrator shall mutually discuss in good faith and agree on (i) how the Parties will share the fees, costs and expenses associated with the Separate Account Separation and (ii) revisions to this Agreement (including the Schedules hereto) to define their respective rights and obligations with respect to the Shared Separate Account and the newly formed separate account from and after the Separate Account Separation.

   Section 8.3 Changes to Separate Account Fees. From and after the Inception Date, either Party may propose changes to any fees or other amounts receivable from or in respect of Fund options for the Shared Separate Account for approval by the other Party, which approval shall not be unreasonably withheld, conditioned or delayed. In the event of any such changes in fees or other amounts, the Monthly Separate Account Administrative Fee shall be adjusted to reflect any changes in the Administrator's costs of administration of the Shared Separate Account resulting therefrom, in accordance with Schedule A . Nothing in this Section 8.3 shall apply to any changes to any Non-Guaranteed Elements, which changes shall be made solely in accordance with Section 3.2 of the Reinsurance Agreement.

   Section 8.4 Variances. Until termination or expiration of the Transition Services Agreement, Section 2.4 of the Transition Services Agreement will govern the rights of the Parties with respect to Variances (as defined below) occurring while such agreement is in effect. Upon termination or expiration of the Transition Services Agreement, Administrator shall provide to the Company
(a) such daily reports as the Administrator and/or its Affiliates produced during the nine (9) months prior to the Inception Date (the "Pre-Closing Date Period") summarizing (i) the discrepancies arising in the execution and recording of investment transactions with respect to Company Business that are caused by Administrator's errors, and (ii) gains or losses to the Company resulting from late or incorrect prices being sent to the Company, if such late or incorrect prices were caused by an Administrator error (collectively, the items summarized in (a)(i) and (a)(ii) are the "Variances"), and (b) such weekly and monthly reconciliation reports as the Administrator and/or its Affiliates produce during the Pre-Closing Date Period. The Administrator shall notify the Company within twenty-four (24) hours of identifying any Variance. At the end of every twelve (12) month period following the termination or expiration of the Transition Services Agreement (each, a "True-Up Period") and once at the termination of this Agreement (the "Final True-Up Period"), Administrator shall aggregate the Variances over the months occurring during the applicable True-Up Period or Final True-Up Period (such aggregate being the "True-Up Sum"). If the True-Up Sum for a True-Up Period or the Final True-Up Period, as applicable, is negative and the absolute value of such negative amount exceeds an amount equal to the product of ten thousand dollars ($10,000) per month times the number of months of such True-Up Period or Final True-Up Period (the "Variance Limit"), the Administrator shall remit such amount in excess of the Variance Limit to the Company but not in excess of the Cap (determined as of the last day of the applicable True-Up Period or the Final True-Up Period, as applicable).

                                  ARTICLE IX

                            MISCELLANEOUS SERVICES

   Section 9.1 Ceded Reinsurance Contracts.

       (a) From and after the Inception Date, subject to Section 2.3, the Administrator shall have the authority and responsibility to, and shall, manage and administer the portion of the Ceded Reinsurance Contracts that relates to the LBL Contracts, including providing all reports and notices that relate to the LBL Contracts required with respect to the Ceded Reinsurance Contracts to the reinsurers within the time required by the applicable Ceded Reinsurance Contract and doing all other things necessary to comply with the terms and conditions of the Ceded Reinsurance Contracts. Without limiting the foregoing, the Administrator shall timely pay all reinsurance premiums due to reinsurers under the Ceded Reinsurance Contracts with respect to the LBL Contracts, and collect from such reinsurers all reinsurance recoverables due thereunder with respect to the LBL Contracts. The Administrator shall also have the authority to exercise any of the Company's rights with respect to trust accounts, letters of credit or other security posted for the benefit of the Company in respect of the LBL Contracts under any Ceded Reinsurance Contract that is not a Shared Reinsurance Agreement. Notwithstanding the foregoing, in the event that the Administrator materially fails to perform its obligations under this
Section 9.1(a) with respect to any Shared Reinsurance Agreement, then upon written notice to the Administrator, the Company may assume the authority and responsibility to manage and administer the portion of such Shared Reinsurance Agreement that relates to the LBL Contracts, and the Administrator shall use reasonable best efforts timely to provide any data, information, premiums and other amounts necessary in connection with such management and administration and shall otherwise cooperate in good faith with the Company in connection therewith. Notwithstanding the foregoing, the Company shall reasonably cooperate with Administrator, at Administrator's expense, in the administration of the Ceded Reinsurance Contracts to the extent that the Company's participation is required thereunder or is reasonably requested by the counterparty to any Ceded Reinsurance Contract.

       (b) The Company shall have the authority and responsibility to, and shall, manage and administer the portion of the Shared Reinsurance Agreements that does not relate to the LBL Contracts, including providing all reports and notices that relate to policies other than the LBL Contracts required with regard to such Shared Reinsurance Agreements to the reinsurer within the time required by such Shared Reinsurance Agreements and doing all other things necessary to comply with the terms and conditions of such Shared Reinsurance Agreements. Without limiting the foregoing, the Company shall timely pay all reinsurance premiums due to the reinsurer under such Ceded Reinsurance Contracts with respect to the policies other than LBL Contracts, and collect from such reinsurer all reinsurance recoverables due thereunder with respect to the policies other than the LBL Contracts. Notwithstanding the foregoing, in the event that the Company materially fails to perform its obligations under this Section 9.1(b) with respect to such Shared Reinsurance Agreement, then upon written notice to the Company, the Administrator may assume the authority and responsibility to manage and administer the portion of such Shared Reinsurance Agreement that does not relate to the LBL Contracts, and the Company shall use reasonable best efforts timely to provide any data, information, premiums and other amounts necessary in connection with such management and administration and shall otherwise cooperate in good faith with the Administrator in connection therewith. In the event that (i) the Company has not materially failed to perform its obligation under this Section 9.1(b) with respect to a Shared Reinsurance Agreement but (ii) the Company is determined to be obligated to provide consolidated reporting with respect to such Shared Reinsurance Agreement, the Parties shall cooperate in good faith to develop a mutually agreeable method to manage and administer such Shared Reinsurance Agreement. The Company shall have the right to exercise all of its rights with respect to trust accounts, letters of credit or other security posted for the benefit of the Company under any Shared Reinsurance Agreement; provided that it shall hold in trust for the benefit of the Administrator, and transfer to the Administrator, any amounts withdrawn by the Company from any such trust accounts, letters of credit or other security that relate to the LBL Contracts (which amounts constitute Recoveries under the Reinsurance Agreement); provided, however, that the Company shall honor Administrator's requests for collateral draws with respect to the LBL Contracts to the extent permitted under such Shared Reinsurance Agreement.

   Section 9.2 Amendments and Replacements. From and after the Inception Date, the Administrator shall have the right to terminate, amend or replace with a new reinsurance agreement between the Administrator and the applicable reinsurer, in whole or in part, any of the Ceded Reinsurance Contracts to the extent such termination, amendment or replacement relates to the LBL Contracts or Vermont Captive Contracts, respectively; provided such termination, amendment or replacement does not affect the reinsurance coverage or other reinsurance terms provided thereunder with respect to the Company Business. The Company shall, upon the Reinsurer's request, cooperate with the Administrator and take all actions reasonably requested by the Administrator to cause such terminations, amendments or replacements of Ceded Reinsurance Contracts or to cause such new Ceded Reinsurance Contracts to be entered into. The Administrator shall reimburse the Company for all reasonable and documented out-of-pocket costs and expenses incurred by the Company or its Affiliates in connection with such terminations, amendments or replacements of Ceded Reinsurance Contracts or the entering into of such new Ceded Reinsurance Contracts.

   Section 9.3 Vermont Captive Reinsurance Agreement. The Administrator shall have the authority and responsibility on behalf of the Company to manage and administer the Vermont Captive Reinsurance Agreement, including providing all reports and notices required thereunder to be provided by the Company within the time required thereby.

   Section 9.4 Non-Guaranteed Elements.

       (a) With respect to the LBL Contracts, in accordance with the terms of the Reinsurance Agreement, the Administrator may provide recommendations to the Company as to the setting of all Non-Guaranteed Elements.

       (b) With respect to the Vermont Captive Contracts, the Administrator, in consultation with the Vermont Captive, may, from time to time, make recommendations to the Company with respect to Non-Guaranteed Elements so long as the recommendations comply with the written terms of the Vermont Captive Contracts, Applicable Law and Actuarial Standards of Practice promulgated by the Actuarial Standard Board governing redetermination of non-guaranteed charges. The Company shall establish Non-Guaranteed Elements, taking into account the recommendations of the Administrator (in consultation with the Vermont Captive) with respect thereto. The Company shall fully consider any such recommendations and act reasonably and in good faith in determining whether any such recommendations should be accepted and shall not unreasonably delay implementation of any accepted recommendations after such recommendations are provided in writing, except to the extent that an applicable Governmental Entity finally determines that Applicable Law would require the implementation of such recommendations to apply to any policy or contract that constitutes Company Business.

       (c) Notwithstanding anything to the contrary contained herein, in the event that an applicable Governmental Entity finally determines that Applicable Law would require the implementation of Administrator's recommendations with respect to one or more LBL Contracts or Vermont Captive Contracts to apply to any policy or contract that constitutes Company Business (a) the Parties shall cooperate in good faith to develop a mutually agreeable plan to set Non-Guaranteed Elements with respect to such LBL Contracts or Vermont Captive Contracts and such Company Business, and the Parties shall implement any such plan so agreed and (b) the Company shall not be liable for any Indemnified Losses incurred by the Administrator as a result of the Company's failure to implement Administrator's recommendations. In the event that the Company is notified by an applicable Governmental Entity that it proposes making a determination that Applicable Law would require the implementation of such recommendations to apply to any policy or contract that constitute Company Business, the Company shall promptly notify the Administrator of such notification. The Parties will thereafter cooperate in good faith and use their reasonable best efforts to reach agreements with such Governmental Entity that will avoid a final determination to such effect. The Administrator acknowledges that the Company has certain indemnification rights under the Reinsurance Agreement for Indemnifiable Losses resulting from the Company's acceptance and implementation of the Administrator's recommendations in accordance with this
Section 9.4.

   Section 9.5 Contractholder Services. From and after the Inception Date subject to Section 2.3, the Administrator shall provide all contractholder services in connection with the LBL Contracts and Vermont Captive Contracts.

   Section 9.6 Principal Underwriting Agreement. The Administrator shall have the authority and responsibility on behalf of the Company to perform the services and other obligations required of the Company, and to enforce the Company's rights, under (a) the Principal Underwriting Agreement and (b) that certain Selling Agreement dated August 2, 1999 by and between the Company, Allstate Life Financial Services, Inc. and Allstate Financial Services, LLC (f/k/a LSA Securities, Inc.), as amended, in each case to the extent relating to the LBL Contracts and the Shared Separate Account covered thereunder; provided, however, that the Administrator shall have no responsibility to perform any indemnification obligations of the Company under the Principal Underwriting Agreement or such Selling Agreement to the extent such obligations arise out of any act or omission of the Company (other than an act or omission for which Administrator is responsible hereunder).

   Section 9.7 Other Services. Subject to Section 2.3, the Administrator shall provide such other administrative services as are necessary or appropriate to fully effectuate the purpose of the Reinsurance Agreement, the Vermont Captive Reinsurance Agreement and this Agreement, including such services as are not performed by or on behalf of Company on the date hereof but the need for which may arise due to changes or developments in Applicable Law and are consistent with the allocation of the services set forth herein between the Administrator and the Company.

                                   ARTICLE X

                        NOTIFICATION TO CONTRACTHOLDERS

   Section 10.1 Notification to Contractholders. If required by Applicable Law, the Administrator shall send to applicable contractholders under the LBL Contracts and the Vermont Captive Contracts a written notice prepared by the Administrator and reasonably acceptable to the Company to the effect that the Administrator has been appointed by the Company to provide the Administrative Services with respect to the LBL Contracts and the Vermont Captive Contracts, as applicable. The Administrator shall send such notice by first class U.S. mail at a time reasonably acceptable to the Company and the Administrator and in all events in accordance with Applicable Law. Unless otherwise required by Applicable Law, the Administrator may include such notice in a regularly scheduled mailing to such contractholders in lieu of a separate mailing.

                                  ARTICLE XI

             QUARTERLY PREMIUM TAX AND INSOLVENCY FUND ACCOUNTINGS

   Section 11.1 Quarterly Accountings. Subject to Section 2.3, from and after the Inception Date, within ten (10) Business Days after the end of each calendar quarter that this Agreement is in effect (or more frequently as mutually agreed by the Parties), the Company shall submit to the Administrator a written statement of accounting in a form and containing such information to be agreed upon by the Parties hereto (each, an "Insolvency Fund Quarterly Accounting") setting forth the insolvency fund amounts assessed against or payable by the Company, to the extent that such assessments constitute the Company's General Account Liabilities in respect of the LBL Contracts and the Vermont Captive Contracts (collectively, the "Post-Inception Date Assessments"). In addition, within twenty (20) Business Days after the last day of each calendar quarter that this Agreement is in effect (or more frequently as mutually agreed by the Parties), the Administrator shall submit to the Company a written statement of accounting in a form and containing such information to be agreed upon by the Parties hereto (each, a "Quarterly Premium Tax Accounting", and together with the Insolvency Fund Quarterly Accountings, the "Quarterly Accountings") setting forth the estimated premium taxes due with respect to the LBL Contracts and the Vermont Captive Contracts as a result of premiums collected or annuitizations occurring during such quarter. Concurrent with the delivery of each Quarterly Premium Tax Accounting, the Administrator shall remit to the Company the amount set forth on such Quarterly Premium Tax Accounting with respect to such estimated premium taxes due and the amount set forth in such Insolvency Fund Quarterly Accounting with respect to the Post-Inception Date Assessments, and any other amounts owed to the Company pursuant to this Agreement.

   Section 11.2 Adjustments Regarding Quarterly Accountings. In the event that subsequent data or calculations require revision of any of the Quarterly Accountings, the required revision and appropriate payments thereunder shall be made within twenty (20) Business Days after the Parties hereto mutually agree as to the appropriate revision.

                                  ARTICLE XII

                          CERTAIN ACTIONS BY COMPANY

   Section 12.1 Filings. Subject to Section 2.3, the Company shall prepare and timely file any filings required to be made with any Governmental Entity that relate to the Company generally and not just to the LBL Contracts or the Vermont Captive Contracts, including filings with guaranty associations and filings and premium tax returns with taxing authorities. The Administrator shall timely provide to the Company upon request all information in the possession of the Administrator with respect to the LBL Contracts and the Vermont Captive Contracts that may be reasonably required for the Company to prepare such filings and tax returns.

   Section 12.2 Annual Adjustment. The Company shall pay or provide to the Administrator the benefit of any Post-Inception Date Assessments which have been applied to reduce the Company's premium tax liability ("Premium Tax Credits"). The Company shall provide to the Administrator by April 15 of each year a statement of the amount (the "Annual Adjustment") of (i) premium taxes (including retaliatory taxes) paid with respect to premiums collected or annuitizations occurring during the prior calendar year (to the extent that such taxes constitute the Company's General Account Liabilities), less
(ii) estimated premium taxes paid by the Administrator to the Company with respect to such premiums under the provisions of Article XI, less (iii) Premium Tax Credits for the prior calendar year. By May 31 of each year the Administrator shall pay to the Company the Annual Adjustment, if a positive amount, and the Company shall pay or credit to the Administrator the absolute value of the Annual Adjustment, if a negative amount.

                                 ARTICLE XIII

                       REGULATORY MATTERS AND REPORTING

   Section 13.1 Regulatory Compliance and Reporting. Subject to Section 2.3, upon the timely and reasonable request of the Company, the Administrator shall provide to the Company such information with respect to the LBL Contracts and the Vermont Captive Contracts as is reasonably required to enable the Company timely to comply with regulatory and financial reporting requirements applicable to the Company from time to time, other than such regulatory and financial reporting requirements that are required because the Company or its Affiliates are subject to non-U.S. legal or regulatory requirements and industry standards. Without limiting the foregoing, the Administrator shall provide the reports and information set forth on Schedule A within the timeframes indicated therein. In addition, and without limiting the Administrator's obligation to provide the Administrative Services hereunder, upon the timely and reasonable request of the Company, the Administrator shall promptly provide to the Company copies of all existing records relating to the Administered Business (including, with respect to records maintained in machine readable form, hard copies) that are reasonably necessary to satisfy any requirements imposed by Applicable Law or any Governmental Entity upon the Company with respect to the Administered Business. All (i) such information and (ii) such records furnished in the ordinary course of business relating to the Administered Business shall be furnished at the Administrator's sole cost and expense. Without limiting the generality of the foregoing, upon the timely and reasonable request of the Company, the Administrator shall promptly prepare and furnish to Governmental Entities, to the extent permitted by Applicable Law, all reports and related summaries (including statistical summaries), certificates of compliance and other reports required or requested by any such Governmental Entity with respect to the Administered Business, other than such reports, summaries and certificates that are required or requested because the Company or its Affiliates are subject to non-U.S. legal or regulatory requirements and industry standards. Without limiting the foregoing:

      (i) As soon as practicable but not more than ten (10) Business Days after the end of each month that this Agreement is in effect (or, with respect to any January, within fifteen (15) Business Days after the end of such month), the Administrator shall provide to the Company reports and summaries of transactions (and upon the reasonable request of the Company, detailed supporting records) related to the LBL Contracts and the Vermont Captive Contracts as may be reasonably required for use in connection with the preparation of the Company's GAAP financial statements (or any consolidated GAAP financial statements of the Company or its Affiliates, as applicable), including all premiums received and all benefits paid. The Parties shall cooperate in good faith to establish the manner for the providing of such reports.

      (ii) As soon as practicable but not more than twelve (12) Business Days after the end of each calendar quarter that this Agreement is in effect, (or more frequently as mutually agreed by the Parties), the Administrator shall timely provide to the Company reports and summaries of transactions (and upon the reasonable request of the Company, detailed supporting records) related to the LBL Contracts and the Vermont Captive Contracts as may be reasonably required for use in connection with the preparation of the Company's statutory financial statements, U.S. tax returns and other required U.S. financial reports and to comply with the requirements of the U.S. regulatory authorities having jurisdiction over the Company (or any consolidated statutory financial statements, U.S. tax returns or other U.S. financial reports of the Company or its Affiliates, as applicable), including all premiums received and all benefits paid. The Parties shall cooperate in good faith to establish the manner for the providing of such reports.

      (iii) The Administrator shall promptly provide notice to the Company of any changes in the reserve methodology used by the Administrator in calculating statutory reserves for the LBL Contracts and the Vermont Captive Contracts.

      (iv) Within thirty (30) Business Days after each calendar year end (or such longer time as may be agreed by the Parties) that this Agreement is in effect, the Administrator shall provide to the Company an actuarial analysis of statutory reserves for the LBL Contracts and the Vermont Captive Contracts, reasonably adequate to support opinions prepared according to accepted actuarial standards of practice to be issued by the Company, and as otherwise required for regulatory reporting purposes. The Administrator shall also provide supporting documentation as reasonably requested by the Company or as required by Governmental Entities or actuarial standards of practice.

   In the event that Applicable Law imposes (a) a legal requirement on the Administrator, in its capacity as reinsurer under the Reinsurance Agreement or administrator under this Agreement, to provide an actuarial opinion as to the adequacy of statutory reserves for the LBL Contracts or the Vermont Captive Contracts, or (b) a legal requirement on the Company to obtain such an actuarial opinion from the Administrator in any such capacity, the Administrator shall timely provide such opinion directly to the applicable Governmental Entity in substantially the form required by Applicable Law.

   Section 13.2 Additional Reports and Updates. For so long as this Agreement remains in effect, upon reasonable notice, each Party shall from time to time furnish to the other such other reports and information related to Administered Business as may be reasonably required by such other Party for regulatory, tax or similar purposes and reasonably available to it, and such reports or information shall be prepared and delivered on a timely basis in order for the receiving Party to comply with any filing deadlines required by Applicable Law or by contract.

   Section 13.3 Additional Reports. The Administrator shall provide such subcertifications with respect to the LBL Contracts and the Vermont Captive Contracts to enable the Company to meet its requirements under Section 302 of the Sarbanes-Oxley Act of 2002 or any Applicable Law requiring the making of certifications by an unaffiliated third party, in a form to be mutually agreed upon by the Parties hereto.

                                  ARTICLE XIV

                               BOOKS AND RECORDS

   Section 14.1 Maintenance of Books and Records.

       (a) As of and following the Inception Date, the Administrator shall maintain books and records of all transactions pertaining to the Administered Business (i) in accordance with any and all Applicable Laws, (ii) in accordance with the Administrator's internal record retention procedures and policies, and
(iii) in a format accessible by the Company and its representatives. All original books and records with respect to the LBL Contracts and Vermont Captive Contracts shall be or remain the property of the Company and shall not be destroyed without the consent of the Company; provided, that the Administrator shall continue to have custody of such books and records for so long as is reasonably required for the Administrator to carry out its duties under this Agreement.

       (b) During the term of this Agreement, upon any reasonable request from the Company or its representatives, the Administrator shall (i) provide to the Company and its representatives reasonable access during normal business hours to the books and records under the control of the Administrator pertaining to the Administered Business; provided that such access shall not unreasonably interfere with the conduct of the business of the Administrator, (ii) permit the Company and its representatives to make copies of such records and provide reasonable access to employees concerning the information in such records and
(iii) permit the Company and its representatives to review or copy any Tax Returns for which the Administrator is responsible that relate to the Administrative Services. Nothing herein shall require the Administrator to disclose any information to the Company or its representatives to the extent such information does not pertain to the Administered Business or if such disclosure would jeopardize any attorney-client privilege, the work product immunity or any other legal privilege or similar doctrine or contravene any Applicable Law or any contract (including any confidentiality agreement to which the Administrator or any of its Affiliates is a party) (it being understood that the Administrator shall use its reasonable best efforts to enable such information to be furnished or made available to the Company or its representatives without so jeopardizing privilege or contravening such Applicable Law or contract) or require the Administrator to disclose any personnel or related records.

       (c) During the term of this Agreement, upon any reasonable request from the Administrator or its representatives, the Company shall (i) provide to the Administrator and its representatives reasonable access during normal business hours to the books and records under the control of the Company pertaining to the Administered Business or the Retained Services; provided that such access shall not unreasonably interfere with the conduct of the business of the Company, and (ii) permit the Administrator and its representatives to make copies of such records. Nothing herein shall require the Company to disclose any information to the Administrator or its representatives if such disclosure would jeopardize any attorney-client privilege, the work product immunity or any other legal privilege or similar doctrine or contravene any Applicable Law or contract (including any confidentiality agreement to which the Company or any of its Affiliates is a party) (it being understood that the Company shall use its reasonable best efforts to enable such information to be furnished or made available to the Administrator or its representatives without so jeopardizing privilege or contravening such Applicable Law or contract) or require the Company to disclose its tax records (other than premium tax filings) or any personnel or related records.

       (d) The Administrator shall maintain facilities and procedures that are in accordance with Applicable Law and commercially reasonable standards of insurance recordkeeping for safekeeping the books and records maintained by the Administrator or its Affiliates that pertain to the Administered Business. The Administrator shall back up all of its computer files relating to the Administered Business or otherwise used in the performance of the Administrative Services under this Agreement on a daily basis and shall maintain back-up files in an off-site location.

                                  ARTICLE XV

                                  COOPERATION

   Section 15.1 Cooperation. Each Party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement including making available to each their respective officers and employees for interviews and meetings with Governmental Entities and furnishing any additional assistance, information and documents as may be reasonably requested by a Party from time to time.

                                  ARTICLE XVI

                             PRIVACY REQUIREMENTS

   Section 16.1 Confidentiality Obligations. In providing the Administrative Services provided for under this Agreement, and in connection with maintaining, administering, handling and transferring the data of the Contractholders and other recipients of benefits under the LBL Contracts and Vermont Captive Contracts, the Administrator shall, and shall cause its Affiliates to, comply with any Applicable Law and/or regulations with respect to privacy or data security relative to Customer Information (as defined below), and shall implement and maintain an effective information security program (the "Information Security Program") designed to protect Customer Information in compliance with all applicable privacy laws and other Applicable Law:

      (i) to ensure the security, integrity and confidentiality of Customer Information;

      (ii) to protect against any anticipated threats or hazards to the security or integrity of such Customer Information; and

      (iii) to protect against unauthorized access to or use of Customer Information which could result in substantial harm or inconvenience to the owner thereof or its Affiliates, or to Customers or potential Customers thereof.

The Administrator has made a copy of such Information Security Program in effect as of the Inception Date available to the Company. From time to time upon the Company's written request, the Administrator shall deliver a copy of its then-current Information Security Program to the Company. For as long as Administrative Services are provided hereunder, the Administrator shall, and shall cause its Affiliates to, abide by the Information Security Program with respect to the Administered Business. At all times during the term of this Agreement, the Information Security Program shall be no less protective of the Administered Business than the information security program of the Administrator applicable to the insurance business administered by the Administrator for its own account.

"Customer Information" is defined as all tangible and intangible information provided or disclosed hereunder about present or former contract holders, annuitants, or other beneficiaries (collectively, hereinafter "Customers") or potential Customers of any Party or its Affiliates, including, but not limited to, name, address, telephone number, email address, account or policy information, and any list, description, or other grouping of Customers or potential Customers, and any medical records or other medical information of such Customers or potential Customers and any other type of information deemed "nonpublic" and protected by privacy laws and any other Applicable Law.

   Section 16.2 Security Incidents.

       (a) In the event that any Party discovers a security breach that has resulted or may reasonably result in unauthorized access to or disclosure of, or have any material adverse effect on, the security of any Customer Information related to the LBL Contracts or the Vermont Captive Contracts (a "Security Incident") such Party shall (i) within 24 hours, notify the other

Party of said Security Incident; and (ii) work with the other Party to take all measures reasonably necessary to restore the security of such Customer Information. The Company shall have the exclusive right to provide notice of any Security Incident to any Customers of the LBL Contracts or the Vermont Captive Contracts, any law enforcement Person or any other Governmental Authorities and to determine the content and timing of any such notice; provided, any such notice shall be subject to review and approval by the Administrator.

       (b) Each Party acknowledges that the breach of its obligations under this Section 16.2 may cause irreparable injury and damages, which may be difficult to ascertain. Therefore a Party shall be entitled to seek injunctive relief with respect to any breach or threatened breach of this Section 16.2 by the other Party and its Affiliates. This provision shall not in any way limit such other remedies as may be available to any Party at law or in equity.

                                 ARTICLE XVII

                   CONSIDERATION FOR ADMINISTRATIVE SERVICES

   Section 17.1 Consideration for Administrative Services. Except as set forth herein, with respect to the LBL Contracts, apart from the performance by the Company of its obligations under the Reinsurance Agreement, there shall be no fee or other consideration due to the Administrator for the performance of the Administrative Services and the Administrator's other obligations under this Agreement. With respect to the Vermont Captive Contracts, the Administrator shall be entitled to collect and retain all claims expense, expense allowance or similar amounts due to the Company under the terms of the Vermont Captive Reinsurance Agreement, and the Company hereby sells, assigns, transfers and delivers to the Administrator all of its rights, title and interest in one hundred percent of such amounts actually received or receivable at or after the Inception Date by the Company or the Administrator. With respect to the performance by the Administrator of the services in respect of the Shared Separate Account, the Company shall pay to the Administrator the Monthly Separate Account Administrative Fee set forth in Schedule A.

                                 ARTICLE XVIII

                           BANK ACCOUNTS; TRADEMARKS

   Section 18.1 Establishment of Bank Accounts.

       (a) The Administrator shall have the right to open and maintain the Bank Accounts in respect of the LBL Contracts in accordance with the terms of the Reinsurance Agreement, provided that the Administrator shall notify the Company in writing upon opening any such Bank Account in the name of the Company.

       (b) During the term of this Agreement, the Administrator may use such Bank Accounts or open and maintain one or more additional bank accounts with banking institutions with respect to the Vermont Captive Contracts (the "Vermont Captive Bank Accounts"). The Administrator shall have the exclusive authority over the Vermont Captive Bank Accounts including, without limitation, the exclusive authority to (a) open the Vermont Captive Bank

Accounts in the name of the Company, (b) designate the authorized signatories on the Vermont Captive Bank Accounts, (c) issue drafts on and make deposits in the Vermont Captive Bank Accounts in the name of the Company, (d) make withdrawals from the Vermont Captive Bank Accounts and (e) enter into agreements with respect to the Vermont Captive Bank Accounts on behalf of the Company; provided, that in no event shall the Company be responsible for any fees, overdraft charges or other payments, liabilities or obligations with respect to any such Bank Accounts or be obligated to provide funding for the Bank Accounts. The Company shall do all things necessary at the Reinsurer's expense to (x) enable and authorize the Administrator to use the Company's existing lockboxes with respect to the Vermont Captive Contracts, if any, and
(y) enable the Administrator to open and maintain the Vermont Captive Bank Accounts including, without limitation, executing and delivering such depository resolutions and other documents as may be requested from time to time by the banking institutions. The Company agrees that without the Reinsurer's prior written consent it shall not make any changes to the authorized signatories on the Vermont Captive Bank Accounts nor attempt to withdraw any funds therefrom.

   Section 18.2 Trademarks. Administrator hereby acknowledges that the Company has adopted and is using the names and marks listed on Schedule C hereto in connection with the LBL Contracts and Vermont Captive Contracts (collectively, the "Licensed Names and Marks"). The Company and Administrator agree as follows:

       (a) The Company hereby grants to the Administrator and Administrator hereby accepts a non-exclusive, non-transferable, royalty-free license to use the Licensed Names and Marks in connection with the Administrative Services, including Post-Closing Policies, during the term of, and subject to the terms and conditions set forth in this Agreement. Any of the rights in the foregoing license may be sublicensed by the Administrator in connection with any contract permitted by Section 3.3; provided, that such sublicense is limited to the use of the Licensed Names and Marks in connection with the Administrative Services, including Post-Closing Policies and does not extend the right to further sublicense any such Licensed Names and Marks. If the Administrator sublicenses any of the rights in the foregoing license, the Administrator shall remain liable for any actions or omissions by the sublicensee. The Administrator is granted no rights to use the Licensed Names and Marks, other than those rights specifically described and expressly licensed in this Agreement and no right is granted hereunder for the use of the Licensed Names and Marks in connection with any services other than the Administrative Services, including Post-Closing Policies. Other than in connection with the Administrative Services, including Post-Closing Policies, none of the rights licensed to the Administrator under this Section 18.2 may be assigned, sublicensed or otherwise transferred by the Administrator, nor shall such rights inure to the benefit of any trustee in bankruptcy, receiver or successor of the Administrator, whether by operation of law or otherwise, without the prior written consent of the Company, and any assignment, sublicense or other transfer without such consent shall be null and void. The merger of Administrator with or into another entity shall not constitute an assignment or other transfer of the rights licensed to the Administrator under this Section 18.2.

       (b) The Administrator agrees that it will use the Licensed Names and Marks as the Company used them prior to the Closing and that the nature of such use on the Materials (as defined below) shall be at least equal to the standard of quality maintained by the Company in connection with such Licensed Names and Marks immediately prior to the Closing and consistent with established industry practice (collectively, the "Licensor Standards"). The Administrator agrees to make available for review, upon the Company's request, all materials that incorporate the Licensed Names and Marks including, but not limited to, advertising copy, labels, stickers, policies, brochures or other materials, including any applicable materials in connection with the Administrator's performance under this Agreement (collectively, the "Materials"). If the Company objects to the manner in which a Licensed Name or Mark is used in connection with any Materials, the Company may request that the Administrator take, and the Administrator shall promptly take, all steps necessary to remedy any such deficiencies within 15 days after such notification, including to promptly discontinue the use of any such Materials. The Administrator shall promptly notify the Company of any material complaints received in writing from third parties regarding the products or services offered or provided under the Licensed Names and Marks and, at the request of the Company, shall reasonably cooperate with the Company in addressing and mitigating the circumstances giving rise to such complaints. The Administrator shall (a) permit the Company or its representatives reasonable access to such of the Administrator's facilities and personnel as are actively involved in use of the Licensed Names and Marks on reasonable prior written notice, and (b) make available to the Company or its representatives for inspection specimens demonstrating the Administrator's use of the Licensed Names and Marks on the Materials or otherwise in connection with the Licensed Names and Marks, as requested by the Company from time to time for the purpose of verifying that the Administrator's use complies with Licensor Standards and to the extent reasonably necessary to maintain the validity of the Licensed Names and Marks and the valuable goodwill and reputation established by the Licensed Names and Marks.

       (c) The Administrator agrees not to adopt or use any service mark, logo or design confusingly similar to the Licensed Names and Marks. It is understood that the Company retains the right, in its sole discretion, to modify the Licensed Names and Marks, upon reasonable prior notice to the Administrator. Any material costs incurred by the Administrator associated with any mailings to Contractholders required under Applicable Law as a result of such modification shall be reimbursed by the Company.

       (d) The Administrator recognizes the value of the goodwill associated with the Licensed Names and Marks and acknowledges that, as between the Administrator and the Company, all proprietary rights therein and the goodwill attached thereto belong exclusively to the Company. All uses of the Licensed Names and Marks by the Administrator shall, with respect to service mark ownership only, inure solely to the benefit of the Company and any registration of the Licensed Names and Marks shall be registered by the Company in its name, it being understood that the present license shall not in any way affect the ownership by the Company of the Licensed Names and Marks, each of which shall continue to be the exclusive property of the Company. The Company shall, in its own name and at its own expense, maintain appropriate service mark protection for the Licensed Names and Marks. The Administrator shall not at any time during the term of this Agreement or at any time thereafter do or cause to be done any act contesting the validity of the Licensed Names and Marks, contesting or in any way impairing or tending to impair the Company's entire right, title and interest in the Licensed Names and Marks and the registrations thereof or adversely affecting the value of the Licensed Names and Marks or the reputation and goodwill of the Company. The Administrator shall not represent that it has any right, title or interest in the reputation and good will of the Company.

The Administrator shall not represent that it has any right, title or interest in the Licensed Names and Marks other than the rights expressly granted by this Agreement.

       (e) Subject to the provisions of Article XIX hereof, except with respect to any uses of the Licensed Names and Marks not authorized under this Agreement, the Company will indemnify, defend and hold the Administrator harmless from any Losses from claims that the Licensed Names and Marks infringe on the rights of third parties. Subject to the provisions of Article XIX, the Administrator will indemnify, defend and hold the Company harmless from any Losses that arise in connection with the Administrator's use of the Licensed Names and Marks other than as authorized under this Agreement. This
Section 18.2 shall survive the termination or expiration of this Agreement.

       (f) The right to institute and prosecute actions for infringement of the Licensed Names and Marks is reserved exclusively to the Company, and the Company shall have the right to join the Administrator in any such actions as a formal party. The Company may also request, and the Administrator shall provide, assistance with respect to any such infringement action. Any such action shall be conducted at the Company's expense. The Administrator shall provide prompt written notice to the Company of any infringement or unauthorized use of the Licensed Names and Marks of which it is aware, and agrees to assist the Company at the Company's expense in any such action brought by the Company. It is understood, however, that the Company is not obligated to institute and prosecute any such actions in any case in which it, in its sole judgment, may consider it inadvisable to do so. Any recovery obtained by the Company as a result of any such action shall belong solely to Company.

       (g) The agreements and covenants contained in this Section 18.2 shall continue in effect until such time as this Agreement is terminated. Upon termination of this Agreement, the Administrator shall discontinue all use of the Licensed Names and Marks (but in no event will such use extend beyond sixty
(60) calendar days after termination). Upon any such termination, the Administrator shall take all commercially reasonable actions necessary to effect such discontinuance. Upon termination, all of the Administrator's rights to the Licensed Names and Marks shall revert to and continue to reside with and be owned exclusively by the Company.

                                  ARTICLE XIX

                                INDEMNIFICATION

   Section 19.1 Administrator's Obligation to Indemnify. The Administrator shall indemnify, defend and hold harmless the Company and its Affiliates and their respective officers, directors, stockholders, employees, representatives, successors and assigns (collectively, the "Company Indemnified Persons") from and against any and all Indemnifiable Losses incurred by the Company Indemnified Persons to the extent arising from (i) any breach by the Administrator of the covenants and agreements of the Administrator contained in this Agreement (an "Administrator Breach"), (ii) any violations of Applicable Law by the Administrator or its Affiliates or Subcontractors (including without limitation under the Securities Act of 1933) or otherwise arising from any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, contained in any registration statement or prospectus or other product materials relating to an LBL Contract or Vermont Captive Contract or any interest offered under an LBL Contract or Vermont Captive Contract or any amendment thereof, but only to the extent prepared or updated by Administrator and excluding any such statement or omission made in reliance upon and in conformity with information furnished in writing to Administrator by LBL or its Affiliates after the date hereof expressly for use therein, (iii) any indemnification payment by the Company pursuant to the Principal Underwriting Agreement in respect of LBL Contracts covered thereunder (except to the extent arising out of any act or omission of the Company for which Administrator is not responsible pursuant to this Agreement) and (iv) any successful enforcement of this indemnity; provided that, the Administrator shall have no obligation to indemnify any Company Indemnified Party to the extent such Indemnifiable Loss results from (i) any act or omission resulting from the negligence or willful misconduct of the Company after the Inception Date, or (ii) any Company Breach; and provided, further, that with respect to any Indemnifiable Losses under this Agreement (other than any Indemnifiable Losses to the extent arising from the Administrator's gross negligence or willful misconduct) arising from the Administrator's provision of Administrative Services for the Shared Separate Account in respect of the Company Business (such Indemnifiable Losses, the "Capped Losses"), the liability of the Administrator to the Company Indemnified Persons for any such Capped Losses shall be the Cap, determined as of the date the applicable Indemnifiable Losses were incurred.

   Section 19.2 Company's Obligation to Indemnify. The Company hereby agrees to indemnify, defend and hold harmless the Administrator and its Affiliates and their respective officers, directors, stockholders, employees, representatives, successors and assigns (collectively, the "Administrator Indemnified Persons") from and against any and all Indemnifiable Losses incurred by the Administrator Indemnified Persons to the extent arising from (i) any breach by the Company of the covenants and agreements of the Company contained in this Agreement (a "Company Breach"), (ii) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, contained in any registration statement or prospectus or other product materials relating to an LBL Contract, Vermont Captive Contract, or the Company Business that is associated with the Shared Separate Account, or any interest offered under an LBL Contract, Vermont Captive Contract or the Company Business that is associated with the Shared Separate Account or any amendment thereof, in each case, that is made in reliance upon and in conformity with information provided in writing by the Company or an Affiliate after the Inception Date expressly for use by the Administrator in the preparation of such registration statement or prospectus, including audited financial statements for the Company or the Shared Separate Account, but excluding any such information to the extent contained in or derived from any data or report furnished to the Company by or on behalf of the Administrator or its Affiliates after the date hereof in accordance with this Agreement; and (iii) any successful enforcement of this indemnity; provided that, the Company shall have no obligation to indemnify any Administrator Indemnified Party to the extent such Indemnifiable Loss results from (i) any act or omission resulting from the negligence or willful misconduct of the Administrator or a Subcontractor, or (ii) any Administrator Breach.

   Section 19.3 Definitions. As used in this Agreement:

       "Cap" means, as of any date of determination, an amount equal to the Monthly Separate Account Administrative Fee actually paid by the Company to the Administrator under this Agreement in respect of the twelve (12) calendar months prior to such date of determination (or, if twelve (12) months have not yet elapsed since the Inception Date, then twelve (12) times the average Monthly Separate Account Administrative Fee during such shorter period), reduced by the sum of the Capped Losses actually paid by the Administrator to the Company Indemnified Persons and the amount actually paid by the Administrator to the Company in respect of any Variances pursuant to
Section 8.4, in each case, that were incurred during the twelve (12) calendar months prior to such date of determination (or, if less than twelve (12) months have elapsed since the Inception Date, then since the Inception Date).

       "Indemnitee" means any Person entitled to indemnification under this Agreement;

       "Indemnitor" means any Person required to provide indemnification under this Agreement;

       "Indemnifiable Losses" means any and all damages, losses, Liabilities, obligations, costs and expenses (including reasonable attorneys' fees and expenses); provided, that any Indemnity Payment (x) shall in no event include any amounts constituting punitive damages relating to the breach or alleged breach of this Agreement (except to the extent actually paid to a third party in connection with a Third Party Claim) and (y) and shall be net of any amounts recovered by or recoverable by the Indemnitee for the Indemnifiable Losses for which such Indemnity Payment is made under any insurance policy, reinsurance agreement, warranty or indemnity or otherwise from any Person other than a Party hereto, and the Indemnitee shall promptly reimburse the Indemnitor for any such amount that is received by it from any such other Person with respect to an Indemnifiable Losses after any indemnification with respect thereto has actually been paid pursuant to this Agreement;

       "Indemnity Payment" means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement; and

       "Third Party Claim" means any claim, action, suit, or proceeding made or brought by any Person that is not an Indemnitee.

   Section 19.4 Applicability of Stock Purchase Agreement. The procedures set forth in Section 7.5 of the Stock Purchase Agreement shall apply to Losses indemnified under this Article XIX.

   Section 19.5 No Duplication. To the extent that an Indemnitee has received payment in respect of an Indemnifiable Loss pursuant to the provisions of any other Transaction Agreement, such Indemnitee shall not be entitled to indemnification for such Indemnifiable Loss under this Agreement to the extent of such payment.

                                  ARTICLE XX

                             DURATION; TERMINATION

   Section 20.1 Duration. This Agreement shall commence on the Inception Date and continue with respect to each LBL Contract and each Vermont Captive Contract until no further Administrative Services in respect of such LBL Contract or Vermont Captive Contract are required, unless this Agreement is earlier terminated under Section 20.2.

   Section 20.2 Termination.

       (a) This Agreement is subject to immediate termination at the option of the Company, upon written notice to the Administrator, upon the occurrence of any of the following events:

      (i) A voluntary or involuntary proceeding is commenced in any jurisdiction by or against the Administrator for the purpose of conserving, rehabilitating or liquidating the Administrator, and such proceeding shall continue undismissed for 60 days; or

      (ii) There is a material and continuing breach by the Administrator of this Agreement and such breach is not cured within twenty (20) Business Days following receipt by Administrator of written notice of such breach from the Company; provided, however, if such material breach is not curable within such twenty (20) Business Day period, the Company may not terminate the Administrator's performance of the Administrative Services if the Administrator has, within such twenty (20) Business Day period, provided the Company with a detailed, written description of the Administrator's good faith plan to cure such material and continuing breach; provided, further, if such material and continuing breach is not cured within forty-five
   (45) days following the Administrator's delivery to the Company of such plan, the Company may terminate the Administrator's performance of the Administrative Services.

       (b) This Agreement may be terminated at any time upon the mutual written consent of the Parties hereto, which writing shall state the effective date of termination.

       (c) In the event that this Agreement is terminated under any of the provisions of Section 20.2(a):

      (i) the Administrator and the Company shall each cooperate in the prompt transfer of the applicable Administrative Services and any books and records and other materials maintained by the Administrator related to such Administrative Services (or, where required by Applicable Law, copies thereof) to the Company or the Company's designee reasonably acceptable to the Administrator;

      (ii) in the event there has occurred a Change in Control at or prior to such termination, the Administrator shall use its reasonable best efforts to provide the Company or a replacement servicer designated by the Company with a license to, or seek to obtain consents of third parties for the use of, software and systems used by the

   Administrator in performing the Administrative Services as reasonably necessary to permit the Company or such replacement servicer to perform the Administrative Services for a reasonable period following such termination, such that the Company or such replacement servicer shall be able to perform the applicable Services without interruption following termination of this Agreement; and

      (iii) the Administrator shall reimburse the Company for (A) reasonable out-of-pocket costs for transitioning the Administrative Services to a substitute provider reasonably acceptable to the Company (provided that in the event the Reinsurance Agreement is in effect at the time of such termination, the Company shall obtain the Administrator's consent to such substitute provider, such consent not to be unreasonably withheld, conditioned or delayed, and the Administrator shall notify the Company of its decision with respect to such consent as soon as reasonably practicable and in any event within thirty (30) days following delivery of the Company's request for such consent), (B) any reasonable fees paid to any such substitute provider in connection with the performance of any Administrative Services and (C) any reasonable out-of-pocket costs incurred by the Company with respect to the Administrative Services after termination of this Agreement; provided, however, that the Administrator shall not be liable for the fees and expenses set forth in clauses (B) and (C) of this
   Section 20.2(c)(iii) that are incurred following the termination of the Reinsurance Agreement.

                                  ARTICLE XXI

                              GENERAL PROVISIONS

   Section 21.1 Schedules and Exhibits. The Schedules and Exhibits to this Agreement that are specifically referred to herein are a part of this Agreement as if fully set forth herein. Promptly following the occurrence of a Change of Control, the Administrator and the Company shall negotiate in good faith and use commercially reasonable efforts to agree upon an amended and restated Schedule A, which schedule shall contain a more detailed list of services theretofore provided by the Administrator hereunder and any services otherwise necessary or appropriate with respect to the Administered Business, including, without limitation, services relating to policy administration, claims handling, policyholders settlements and communications, administration of ceded reinsurance, regulatory and financial reporting, Shared Separate Account matters, regulatory and legal matters, actuarial matters, information technology, treasury functions and Tax matters. Promptly upon such agreement (as reflected in a writing signed by each of the Administrator and the Company), such amended and restated schedule shall become Schedule A for all purposes hereof.

   Section 21.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally or by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

       (a)if to the Company:

          Lincoln Benefit Life Company
          Suite 300
          Columbia Centre I
          5600 North River Road
          Rosemont, Illinois 60018
          Attention: Simon Packer
          Email: simon.packer@resolutionlife.com

          with copies (which shall not constitute notice) to:

          Debevoise & Plimpton LLP
          919 Third Avenue
          New York, New York 10022
          Attention: Nicholas F. Potter
                     David Grosgold

       (b)if to the Administrator:

          Allstate Life Insurance Company
          3100 Sanders Road
          Northbrook, Illinois 60062
          Attention: Jess Merten
          Email: Jess.Merten@allstate.com

          with copies to:

          Allstate Life Insurance Company
          3075 Sanders Road
          Northbrook, Illinois 60062
          Attention: Joy Thomas
          Email: Joy.Thomas@allstate.com

          and

          Allstate Life Insurance Company
          2775 Sanders Road
          Northbrook, Illinois 60062
          Attention: Beth Lapham
          Email: blapham@allstate.com

          with copies (which shall not constitute notice) to:

          Willkie Farr & Gallagher LLP
          787 Seventh Avenue
          New York, New York 10019
          Attention: John M. Schwolsky
                     Alexander M. Dye

Notice given by personal delivery or overnight courier shall be effective upon actual receipt.

   Section 21.3 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. All references herein to any agreement, instrument, statute, rule or regulation are to the agreement, instrument, statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, includes any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation including any successor to said section. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. Whenever the word "Dollars" or the "$" sign appear in this Agreement, they shall be construed to mean United States Dollars, and all transactions under this Agreement shall be in United States Dollars. This Agreement has been fully negotiated by the Parties hereto and shall not be construed by any Governmental Entity against either Party by virtue of the fact that such Party was the drafting Party.

   Section 21.4 Entire Agreement; Third Party Beneficiaries. This Agreement (including all exhibits and schedules hereto) and the other Transaction Agreements constitute the entire agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, among the Parties with respect to the subject matter of this Agreement. Except as set forth in Article XIX with respect to the Administrator Indemnified Parties and the Company Indemnified Parties, this Agreement is not intended to confer upon any Person other than the Parties hereto and their successors and permitted assigns any rights or remedies.

   Section 21.5 Governing Law. This Agreement and any dispute arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

   Section 21.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise (other than by operation of law in a merger), by either Party without the prior written consent of the other Party, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

   Section 21.7 Jurisdiction; Enforcement.

       (a) Each of the Parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the United States or any state court, which in either case is located in the City and County of New York (each, a "New York Court") for purposes of enforcing this Agreement or determining any claim arising from or related to the transactions contemplated by this Agreement. In any such action, suit or other proceeding, each of the Parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claim that it is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper; provided, that nothing set forth in this sentence shall prohibit any of the Parties hereto from removing any matter from one New York Court to another New York Court. Each of the Parties hereto also agrees that any final and unappealable judgment against a Party hereto in connection with any action, suit or other proceeding will be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment will be conclusive evidence of the fact and amount of such award or judgment. Any process or other paper to be served in connection with any action or proceeding under this Agreement shall, if delivered or sent in accordance with Section 21.2, constitute good, proper and sufficient service thereof.

       (b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 21.7.

   Section 21.8 Severability; Amendment; Modification; Waiver.

       (a) Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

       (b) This Agreement may be amended or a provision hereof waived only by a written instrument signed by each of the Administrator and the Company.

       (c) No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

   Section 21.9 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court of competent jurisdiction, in addition to any other remedy to which they are entitled at law or in equity. The Parties hereby waive, in any action for specific performance, the defense of adequacy of a remedy at law and the posting of any bond or other security in connection therewith.

   Section 21.10 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party. Each Party may deliver its signed counterpart of this Agreement to the other Party by means of electronic mail or any other electronic medium utilizing image scan technology, and such delivery will have the same legal effect as hand delivery of an originally executed counterpart.

   Section 21.11 Survival. Articles XVI, XIX, XX and XXI shall survive the termination of this Agreement.

                 [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company and the Administrator have caused this Agreement to be signed by their respective duly authorized officers, all as of the date first written above.

                                   LINCOLN BENEFIT LIFE COMPANY

                                   By:  ----------------------------------
                                        Name:
                                        Title:

                                   ALLSTATE LIFE INSURANCE COMPANY

                                   By:  ----------------------------------
                                        Name:
                                        Title:

                                   By:  ----------------------------------
                                        Name:
                                        Title:

                      [Administrative Services Agreement]

                                  SCHEDULE A

               CERTAIN ADMINISTRATIVE SERVICES; SEPARATE ACCOUNT
                              ADMINISTRATIVE FEE

Separate Account

   The Administrator will perform the following services in respect of the Shared Separate Account, including the pricing and trading activities described below for the Shared Separate Account assets. The Parties agree and acknowledge that both the LBL Contracts and the Company Business are issued out of the Shared Separate Account, however, the policy administration of the LBL Contracts will be provided by the Administrator in accordance with this Agreement, and the policy administration of the Company Business will be retained by the Company on a separate administration system from that used by the Administrator. Accordingly, the Parties agree to cooperate fully with each other in all reasonable respects in order to ensure the proper administration of the Shared Separate Account.

1. Nightly Pricing

       Upon receipt of nightly prices from underlying mutual fund (the "Funds") companies, Administrator shall calculate AUV prices for both the LBL Contracts and the Company Business. Administrator will then forward AUV prices to the Company or its designated agent by 8:00 p.m. (Central
       Time) on each day that the New York Stock Exchange is open for business. This process will remain in place to ensure the prices on the administration systems in use by each of the Administrator and the Company remain in alignment at all times. In the event that on any such day Administrator does not receive a price or prices from one or more Fund companies, or Administrator receives its pricing transmissions after 8:00 p.m. (Central Time), Administrator will take commercially reasonable steps to generate AUV prices for the LBL Contracts and the Company Business and forward them to the Company or its designated agent by 9:00 p.m. (Central Time) with the understanding that a re-pricing will likely be necessary the following Business Day. This situation may incur gain/loss for Administrator and/or the Company. In this case, Administrator and the Company will work together to attempt to be made whole by the Fund company in question. If collection efforts are unsuccessful, the Administrator and the Company will each absorb the gain/loss and any associated costs of correcting the problem in the same proportion to the US dollar amount of the transactions related to their respective blocks of business.

       In the event Administrator calculates and/or provides an erroneous AUV price to the Company or its designated agent as a result of an incorrect or missing NAV price, dividend, and/or short or long-term capital gain factor from a Fund company, Administrator shall have no financial responsibility for the error. In this case, Administrator and the Company will work together to attempt to be made whole by the Fund company in question. If collection efforts are unsuccessful, Administrator and the Company will each absorb the gain/loss and

                                   Sch. A-1
       any associated costs of correcting the problem in the same proportion to the dollar amount of the transactions related to their respective blocks of business.

       In the event of a Fund re-pricing, Administrator will notify the Company or its designated agent as soon as practicable, and will recalculate the affected AUV price(s) and forward it/them to the Company or its designated agent as soon as practicable. Administrator and the Company will take the steps outlined above in an attempt to make themselves whole for any gain/loss incurred due to the re-pricing.

       Administrator shall review AUV prices, through system checks, manual recalculations or comparison to NAV prices. Such review process shall be mutually agreed by the Company and the Administrator.

2. Trading and Investing

    (a)Allocating to the Shared Separate Account (i) premiums and loan repayments received under the LBL Contracts and allocated to the Shared Separate Account, and (ii) amounts transferred to the Shared Separate Account from other options under LBL Contracts (including fixed options), and forwarding such funds and other necessary and appropriate information to the appropriate Funds for investment on behalf of the Shared Separate Account or sub-accounts thereof, in each case in accordance with the terms of the LBL Contracts, the current prospectus and/or statement of additional information (as each may be amended from time to time) for the relevant LBL Contracts, Applicable Law, and any applicable agreement, including but not limited to any applicable fund participation agreement, provided by the Company to Administrator.

    (b)Administrator will be the primary "Trader" for the Shared Separate Account. To accomplish this, the Administrator will consolidate daily trades from its administration system with respect to the LBL Contracts with trades received from the Company's or its designated agent's administration system with respect to the Company Business as set forth below, for consolidation and submission to the Fund companies every day on which the New York Stock Exchange is open for business. The Company must provide to the Administrator aggregate trades for the Company Business by 5:00 a.m. (Central Time) on each trading day. In the event Administrator does not receive the trades for the Company Business by such time, Administrator shall have the right to submit trades with respect to the LBL Contracts to the Fund companies without penalty. If for any reason Administrator is unable to submit trades with respect to the LBL Contracts to the Fund companies due to a delay by the Company or its designated agent with respect to trades for the Company Business, Administrator shall be entitled to collect compensation from the Company (and the Company shall so indemnify and hold the Administrator harmless) to cover any gain/loss and costs to correct the problem due to the delayed trades.

                                   Sch. A-2

       Subject to the foregoing and receipt by Administrator from the Company of timely balances in respect of the Company Business, Administrator shall place trades with the Fund companies to keep the assets in the Shared Separate Account in continual balance with the LBL Contracts and the Company Business. Administrator shall be allowed to place trades with respect to the LBL Contracts and the Company Business in any manner it chooses, subject to acceptance by the Fund companies.

       Administrator shall coordinate the daily wires between the Fund companies and each of the Company's and the Administrator's bank accounts to cover the trades with respect to the Company Business and the LBL Contracts, respectively.

       There may be cases where Administrator places a trade with the Fund company in accordance with the terms of this Agreement but the Fund company does not process the trade or processes it incorrectly. This situation may incur gain/loss for Administrator and/or the Company. In this case, Administrator and the Company will work together to attempt to be made whole by the Fund company in question. If collection efforts are unsuccessful, Administrator and the Company will each absorb the gain/loss and any associated costs of correcting the problem in the same proportion to the dollar amount of the transactions related to their respective blocks of business.

    (c)Processing of purchases and redemptions of Fund shares on behalf of the Shared Separate Account in respect of the LBL Contracts and the Company Business, and withdrawal of the proceeds from the Shared Separate Account. The Administrator shall pay to (i) the Reinsurer policy charges in accordance with the LBL Contracts, and (ii) the Company policy charges in accordance with the Company Business.

    (d)Coordinating with the Company in performing monthly reconciliation of investment by Shared Separate Account in Funds and liability to holders of LBL Contracts and Company Business to confirm that Shared Separate Account net assets are sufficient to cover liabilities to policy holders; if the assets of the Shared Separate Account are found to be insufficient and shortfall relates to the LBL Contracts, the Administrator will cause funding to be added to the Separate Account to the extent so related in accordance with the Reinsurance Agreement; otherwise, the Company will cause funding to be provided.

    (e)Administrator shall prepare additional periodic fund reconciliations (frequency and method to be determined by the Parties) for both the LBL Contracts and the Company Business.

    (f)Administrator will maintain the Company's cash settlement account and coordinate a settlement process to support trading within the Shared Separate Account.

                                   Sch. A-3

    (g)Administrator will coordinate with the Company's auditor to provide the necessary information to audit the Shared Separate Account and prepare information for financial statements.

3. Market Timing

    (a)Provide information required by Rule 22c-2 upon request as required by any existing agreements with Funds or as otherwise required by Applicable Law ("Rule 22c-2 Requirements") with respect to the LBL Contracts and the Company Business. Administrator shall act as the primary facilitator for the Shared Separate Account as it relates to market timing. From time to time Fund companies may make inquiries or may request periodic reports available to them as outlined by SEC Rule 22c-2. Since the trades in respect of the Company Business will be processed on a separate administration system from the trades in respect of the LBL Contracts, the Parties shall cooperate fully with each other in all reasonable respects in order to assist the Administrator in satisfying all Rule 22c-2 Requirements.

       After receipt of notice of a Rule 22c-2 Requirement, Administrator will timely notify the Company of the need for certain information in respect of the Company Business. This will include information relating to the Fund and trading days in question. The Company shall timely provide the requested information to Administrator in a pre-agreed upon format for consolidation with Administrator's own trades in respect of the LBL Contracts and submission to the Fund company.

       The Company shall strive to provide to Administrator the requested trade information with respect to the Company Business within 3 days of receipt of a request from Administrator, and Administrator shall strive to provide to the Fund companies the consolidated trade information with respect to the LBL Contracts and the Company Business within 10 days of receipt of the initial request from the Fund Companies.

       Administrator shall be allowed to respond to the Fund companies in any format it desires as long as said format is accepted by the Fund companies.

4. Fund Changes

    (a)Keeping the LBL Contracts in alignment with the Fund companies as it relates to Fund changes, mergers and closures.

5. Recordkeeping

    (a)Maintaining and preserving records with respect to the Administrative Services that it performs for the Shared Separate Account as required by Rules 31a-1 and 31a-2 under the 1940 Act, the Exchange Act and rules promulgated by FINRA. The Administrator acknowledges and agrees that such records as are required to be maintained by Rules 3la-1 and 31a-2 under the 1940 Act are the property of the Company and shall be surrendered promptly upon the request of the Company; provided that Administrator shall be entitled to keep a copy of such records.

                                   Sch. A-4

6. 5% Holders

    (a)Furnishing information regarding holders of the Company Business (to the extent provided by the Company) and/or LBL Contracts (e.g., 5% holders) to the Funds and other service providers to comply with Applicable Law. For the avoidance of doubt, such 5% threshold applies to the LBL Contracts and the Company Business, collectively.

7. Fund Company Proxy Voting

    (a)As reasonably necessary or as otherwise required by Applicable Law, cooperate with Fund companies and their agents in connection with soliciting voting instructions from contractowners of the LBL Contracts and the Company Business and vote Fund shares held in the Shared Separate Account in accordance with the instructions received by contractowners or as otherwise required by Applicable Law. Administrator will coordinate with the Company to receive from the Company voting instructions with respect to the Company Business for consolidation with voting instructions of the LBL Contracts and submission to the Fund companies. The Parties shall cooperate fully with each other in all reasonable respects, and the Company shall timely provide to Administrator such instructions with respect to the Company Business.

8. Revenue Sharing

    (a)Administrator shall be responsible for calculating the revenue sharing and 12b-1 payments owed to the Company from the Fund companies, split the estimates into those related to the LBL Contracts and the Company Business, prepare and communicate accruals to the Company, invoice Fund companies (when necessary) and collect revenue sharing and 12b-1 payments, and forward the appropriate amount to the Company. Administrator shall be allowed to continue to estimate revenue sharing payments in a manner similar to how it is estimated on the date hereof.

       In the event Administrator has used commercially reasonable efforts to collect payments owed by the Fund companies but has been unsuccessful or the revenue sharing / 12b-1 payment estimates overstate the actual amount received, Administrator and the Company will jointly share in such payment shortfall proportionally to the amount expected. For the avoidance of doubt, the Company bears all collection risk on revenue sharing and 12b-1 payments in respect of the Company Business.

       Once payments are received by Administrator, Administrator will timely communicate to the Company any difference between the actual payments and the accruals so that the Company can "true-up" its accounting records.

                                   Sch. A-5

9. Participation Agreements and Fund Certifications

    (a)Managing the Company's relationships with the Funds to the extent applicable to the LBL Contracts, including the agreements with the Funds and their affiliates and maintaining, entering into and/or facilitating, on behalf of the Company, any necessary amendments to existing agreements with the Funds and their affiliates, including amendments necessary to effect changes in the Fund options for LBL Contracts and the Shared Separate Account, as permitted by this Agreement.

    (b)Act as the primary point of contact for the Fund companies as it pertains to certifications and other miscellaneous forms. The Parties shall cooperate fully with each other in all reasonable respects in connection with the preparation of such certifications and other miscellaneous forms. The Company shall timely provide to Administrator such certifications and other miscellaneous forms with respect to the Company Business in order that Administrator can prepare a consolidated response with respect to the LBL Contracts and the Company Business.

10.Policy Administration (for the LBL Contracts)

    (a)Maintaining the administrative systems utilized in connection with the Administrative Services so as to reflect any change to the LBL Contracts.

    (b)Processing and recording transfer requests from one subaccount to another, or to or from a fixed account option to a subaccount, in all cases in accordance with the relevant LBL Contracts and within such time periods as are specified by Applicable Law.

    (c)Calculating, when and as needed, the policy charges under the LBL Contracts in accordance with the terms thereof and their respective prospectuses and statements of additional information ("SAIs").

    (d)Obtaining and distributing to holders of LBL Contracts copies of the Funds' current summary prospectuses, or prospectuses, SAIs as requested by the contract holder and any post effective amendments or supplements thereto, annual and semi-annual reports to shareholders and other disclosure documents and communications to Fund shareholders that are required to be provided by the Company to owners of LBL Contracts.

    (e)To the extent not otherwise covered in the Agreement or this Schedule A, performing the Company's obligations and exercising the Company's rights, in the name of and on behalf of the Company, under agreements with underwriters, distributors and the Funds relating to the LBL Contracts, in each case to the extent that the Company has provided complete copies of such agreements (including any amendments thereto) to the Administrator, in each case, to the extent consistent with Applicable Law.

                                   Sch. A-6

11.Regulatory Filings

    (a)With respect to the Shared Separate Account, prepare for filing with state insurance departments and the SEC any reports or registrations, or amendments thereto required to be filed, including, as appropriate, registration statements, annual updates of registration statement, prospectuses and SAIs, interim supplement/sticker filings, Form N-SAR and Form 24F-2, provided that the Company shall provide for inclusion in such registrations and reports all information as the Administrator shall reasonably request relating to the Company Business or the Company as a whole, including without limitation audited financial statements for the Company and the Shared Separate Account or information derived therefrom.

    (b)Upon reasonable prior notice by the Administrator to the Company, the Administrator may cease preparing updates to, and the Company will cease updating, registration statements, prospectuses and SAIs for the LBL Contracts and the Shared Separate Account in reasonable reliance on the SEC no-action letter dated October 23, 1990 issued to Great-West Life & Annuity Insurance Company and any subsequent related no-action letters, or the Administrator may begin preparing updates to, and the Company will update, registration statements, prospectuses and SAIs for the LBL Contracts or the Shared Separate Account that the Company has previously stopped updating.

    (c)Providing the Company and its independent auditors with any information and documentation necessary or reasonably appropriate in connection with the preparation and audit of the financial statements of the Shared Separate Account or the Company for inclusion in SEC filings, including registration statements for the LBL Contracts, or in reports filed with state insurance regulatory authorities, with costs in relation thereto allocated between the Company and the Administrator as mutually determined by the Parties.

    (d)Providing the Company with each registration statement prior to filing so that the Company can review the filing and arrange for in-house or outside counsel to provide the Legal Opinion Letter required as an exhibit to such registration statement, and Company can cause the appropriate filing to be made with the SEC.

12.Compliance Procedures

    (a)During the term of this Agreement, for as long as the Company is required to maintain a compliance program pursuant to Rule 38a-1 under the 1940 Act with respect to the Shared Separate Account and the Administrator continues to act as an "administrator" (as defined in the Investment Company Act of 1940, as amended) with respect to the Shared Separate Account, the Administrator will implement and, throughout the term of this Agreement, maintain in effect, policies and procedures reasonably designed to prevent, detect, and correct violations of "federal securities laws" (as defined in Rule 38a-1) in the provision

                                   Sch. A-7
       of the Administrative Services by the Administrator and its employees, officers, agents and Affiliates under this Agreement, and will designate a compliance officer who will be responsible for Administrator's compliance program under this provision, but who will not be the "chief compliance officer", as that term is defined in Rule 38a-1, for the Company's compliance program for the Shared Separate Account under Rule 38a-l. The Administrator will promptly provide true and complete copies of such policies and procedures (or summaries thereof) and related information required by Applicable Law upon reasonable request including but not limited to, control reports, incident reports, exception reports, compliance check-lists and internal audit reports. The Administrator will cooperate with periodic reviews by the Company's personnel of such policies and procedures, their operation and implementation, including visual inspection of the Administrator's facilities and processes, and provide such additional information, quarterly reports, and annual certifications to the Company in respect of such policies and procedures, compliance with federal securities laws and related compliance matters as the Company may reasonably request. The Administrator will promptly notify the Company in the event that it becomes aware of any "material compliance matter" (as defined in Rule 38a-l) arising with respect to the Administrative Services provided hereunder and will provide documentation with respect to pricing errors quarterly. For the avoidance of doubt and notwithstanding anything contained in this Agreement to the contrary, (i) the Administrator's compliance program required herein will apply only to the LBL Contracts and the Shared Separate Account (to the extent provided herein) and not to the policy administration of the Company Business, which shall remain the sole responsibility of the Company and (ii) the Company shall retain responsibility for the Shared Separate Account's compliance program under Rule 38a-1.

Additional Services

1. Information and Reports

    a) Provide a general ledger data feed, within fifteen (15) Business Days of the end of each calendar month, of all accounting transactions for the Administered Business, including cash receipts, from the disbursement systems, reinsurance systems, or any other system or data feed that generates accounting transactions for the Administered Business, to the Company's general ledger.

    b) Assist with the preparation by the Company of the annual management discussion and analysis, footnote disclosures, supplements, annual statement market conduct survey, and other relevant filings with respect to the Company's statutory financial statements, to the extent related to the Administered Business.

    c) Provide necessary information related to the Administered Business for the Company to complete all required state filings, including the direct business state pages. Information to be provided will include number of policies, amounts for each of these categories, unpaid death benefits, incurred amount, and settlements (payment in full, payment on compromised claims, reduction by compromise,

                                   Sch. A-8
       amounts rejected). Administrator will also provide policy exhibit roll forward information, including amounts issued during the year, and other changes to in force and in force end of current year.

    d) Assistance as reasonably required for annual Risk Based Capital calculation by the Company to the extent related to the Administered Business.

    e) Provide supplemental accounting and actuarial information related to the Administered Business as reasonably required for the Company to prepare the Company's annual Form S-1, on a basis consistent with the Administrator's GAAP assumptions and reserves. Information to be provided in an appropriate format and time frame to enable the Company to meet required US GAAP filing guidelines.

    f) If the Company makes variable product changes that result in a requirement to file an amendment to the Form S-1 related to the Covered Insurance Policies requiring interim financial statements and information, provide supplemental accounting and actuarial information related to the Administered Business as reasonably required for the Company to (i) prepare the Company's interim US GAAP Financial Statements and Footnotes, and (ii) prepare the Company's amendment to its annual Form S-1, in each case on a basis consistent with the Administrator's GAAP assumptions and reserves, and in an appropriate format and time frame to enable the Company to meet required US GAAP filing guidelines.

    g) Cooperate, as reasonably requested by the Company and its independent auditors in their conduct of annual audits of the Company's Statutory Financial Statements, and the Company's financial statements prepared pursuant to GAAP to the extent related to the Administered Business, including reasonable access to the books and records relating to the performance of the Services by Administrator and other information reasonably deemed relevant to the audit.

    h) Support reasonable requirements for information relating to the Administered Business in connection with rating agency surveys, including: AM Best, S&P, Moody's and Fitch.

    i) Support reasonable requests in connection with the Company's preparation of federal and state income, franchise, and excise tax accruals and returns, to the extent related to the Administered Business. Support reasonable requests by the Company in connection with its preparation of the Company's annual 1099 and related tax reporting, reconciliation of tax withholding accounts, filing of Form 945 and state withholding returns, and withholding tax deposit requirements.

    j) Providing the Company with information related to (i) the portion of the Ceded Reinsurance Contracts that relate to the LBL Contracts unless and until such Ceded Reinsurance Contracts (or such portions of such Ceded Reinsurance Contract) are novated to the Administrator and (ii) the Vermont Captive Ceded Reinsurance Agreement, to complete internal and external reporting related to

                                   Sch. A-9
       reinsurance, including (to the extent available using commercially reasonable efforts) (a) quarterly in-force files from any applicable reinsurance administration system used by Administrator in respect of the Covered Insurance Policies and (b) current data files used as inputs in any applicable reinsurance administration system used by Administrator with respect to the Covered Insurance Policies and output from system cycle runs (Billing and Inforce) related to Covered Insurance Policies.

    k) In conjunction with the delivery of a general ledger feed as described above, provide a balance control report ("Control Report") that validates the general ledger feed as provided to the Company to the Administrator's general ledger in sufficient detail that allows for validation by the Company to properly compare amounts to the Administrator's general ledger. The Administrator agrees that amounts noted in the Control Report are reconciled to the support maintained by the Administrator. In the event that amounts do not match the Company's general ledger as a result of an error or omission by the Administrator, the Administrator will be asked to provide an written explanation for the variance.

2. Regulatory/Legal

    a) Drafting of endorsements, amendments, contracts and other legal documents, including rate and form filings with respect to the Covered Insurance Policies.

    b) Providing on a monthly basis a list of all reported and discovered deaths of insureds under Covered Insurance Policies to enable the Company to comply with state death claim sharing requirements.

    c) Providing information to the Company related to the Covered Insurance Policies upon request in order to allow the Company to timely comply with state unclaimed property laws and submit escheat filings.

    d) Preparing, signing and filing on the Company's behalf with insurance regulatory authorities all applications and regulatory filings for endorsements, amendments, contracts and other legal documents, including rate and form filings, with respect to the Covered Insurance Policies.

    e) Providing all reasonable and appropriate cooperation and assistance to the Company in connection with its anti-money laundering (AML) and Office of Foreign Assets Control (OFAC) Procedures to the extent related to the Administered Business, as the same may be amended from time to time by the Company to comply with applicable laws and regulations.

3. Actuarial

    a) Providing guidance to the Company with respect to any material changes in the reserve basis or reserve methodology for the Covered Insurance Policies.

                                   Sch. A-10

Separate Account Administrative Fee

As compensation for Administrator's performance hereunder of services in respect of the Shared Separate Account for the first year after the Inception Date, the Company shall pay to Administrator a monthly fee equal to $25,500.00 (the "Monthly Separate Account Administrative Fee").

As of January 1 of each subsequent year, the Administrator shall calculate the aggregate annual expense of the Administrator and its Affiliates in connection with administration of Variable Universal Life separate accounts in existence at the Inception Date (the "Aggregate VUL Separate Accounts"). The Administrator shall also calculate a percentage equal to the ratio of the assets held in the Shared Separate Account in respect of the Company Business to all assets held in the Aggregate VUL Separate Accounts, as of January 1 of the applicable year. Subject to the succeeding paragraph, the Monthly Separate Account Administrative Fee for such year shall be one twelfth (1/12) of such percentage of such aggregate annual expense.

In the event that the services provided by the Administrator hereunder with respect to the Shared Separate Account are modified, increased or reduced due to changes in applicable Law or otherwise in accordance with the terms hereof, including changes or additions to Fund options, the Monthly Separate Account Administrative Fee shall be equitably increased or decreased, as applicable, to reflect any additional or reduced costs borne by the Administrator in providing such modified, reduced or additional services. Any costs associated with the implementation of such modified, reduced or additional services, will be borne by the requesting party. To the extent that such requested changes reduce the overall administrative costs, the parties will negotiate in good faith on how to share the reduction in such costs. Notwithstanding anything contained in this Agreement to the contrary, the Administrator has the right to refuse changes to its services provided hereunder that increase the Administrator's operational risk, other than risk that is immaterial to the administration of the Shared Separate Account.

Within fifteen (15) days following the end of each month during the term of this Agreement, Administrator shall provide the Company with an invoice, which shall set forth a calculation of the Monthly Separate Account Administrative Fee for the prior month. Payment in full of the amounts so invoiced shall be made by the Company by electronic transfer of immediately available funds or other method satisfactory to Administrator within thirty (30) days after the date of receipt of the monthly invoice.

                                   Sch. A-11

                                  SCHEDULE B

                           COMPANY RETAINED SERVICES
1. Nightly Pricing

    (a)Reviewing and maintaining information received from Administrator and accounting and reporting servicers on a timely basis with respect to the Shared Separate Account and the Policies issued through the Shared Separate Account (including LBL Contracts), including review and maintenance of daily pricing reconciliations to ensure that AUV's are accurate and that significant fluctuations are investigated and documented.

2. Trading and Investing

    (a)Allocating to the Shared Separate Account (i) premiums and loan repayments received under the Company Business and allocated to the Shared Separate Account, and (ii) amounts transferred to the Shared Separate Account from other options under Company Business (including fixed options), and (b) forwarding such funds and other necessary and appropriate information to the Administrator for investment on behalf of the Shared Separate Account or sub-accounts thereof, in each case in accordance with the terms of this Agreement, the Company Business, the current prospectus and/or statement of additional information (as each may be amended from time to time) for the relevant Company Business, Applicable Law, and any applicable agreement, including but not limited to any applicable fund participation agreement.

    (b)The Company shall provide Administrator all daily trades from its administration system with respect to the Company Business in accordance with Schedule A and provide to the Administrator aggregate trades for the Company Business by 5:00 a.m. (Central Time) on each trading day. The only exception to this would be if Administrator was unable to provide the Company with the nightly AUV prices in accordance with the standards set forth in Schedule A.

    (c)Coordinating with the Administrator in performing monthly reconciliation of investment by Shared Separate Account in Funds and liability to holders of LBL Contracts and Company Business to confirm that Shared Separate Account net assets are sufficient to cover liabilities to policy holders; if the assets of a Shared Separate Account are found to be insufficient and shortfall relates to the LBL Contracts, Administrator will cause funding to be added to the Shared Separate Account to the extent so related in accordance with the Reinsurance Agreement; otherwise, the Company will cause funding to be provided.

                                   Sch. B-1

3. Market Timing

    (a)The Company will establish, or have its agent establish, procedures and processes to identify and limit potential market timing activity within the Company Business. These procedures will be subject to review by Administrator and must meet a minimum standard of effectiveness as reasonably determined by Administrator to limit potential market timing activity.

    (b)Upon receiving a market timing request from Administrator, the Company will provide trade data relating the Fund(s) and trading days in question in accordance with Schedule A. The Company will provide the information to Administrator in a pre-agreed upon format for consolidation with Administrator's own trades in respect of the LBL Contracts and submission to the Fund company.

    (c)The Company shall strive to provide to Administrator the requested trade information with respect to the Company Business within 3 days of receipt of a request from Administrator, and Administrator shall strive to provide to the Fund companies the consolidated trade information with respect to the LBL Contracts and the Company Business within 10 days of receipt of the initial request from the Fund Companies.

4. Fund Changes

    (a)Keeping the Company Business in alignment with the Fund companies as it relates to Fund changes, mergers and closures.

    (b)Responding to the Administrator's recommendations as to changes to Fund options, as permitted pursuant to the terms of this Agreement.

5. Record Keeping

    (a)Maintaining copies of any board resolution, plan of operations or other document establishing the Shared Separate Account or sub-accounts thereof and any by-laws or amendments thereto; preparing amendments thereto or other necessary documentation, for consideration and approval by the Administrator, with respect to changes to such documents relating to the Administered Business, including without limitation changes relating to changes in the Fund investment options in accordance with this Agreement (other than changes to Fund options recommended by Administrator pursuant to the terms of this Agreement).

6. 5% Holders

    (a)Furnishing information regarding holders of Company Business (e.g., 5% holders) to Administrator that is necessary for Administrator to report to the Funds and other service providers to comply with Applicable Law. The Parties shall cooperate fully with each other in all reasonable respects in order to assist the Administrator in satisfying these requirements. For the avoidance of doubt, such 5% threshold applies to the LBL Contracts and the Company Business, collectively.

                                   Sch. B-2

7. Fund Company Proxy Voting

    (a)Once Administrator notifies the Company of a Fund proxy, cooperate with Administrator and Fund companies and their agents in connection with soliciting voting instructions from contractowners of the Company Business in accordance with the instructions received by contractowners or as otherwise required by Applicable Law. The Company shall organize a data extraction from its or its agent's administration system to pull the contractholder information in respect of the Company Business necessary for Administrator to organize with its own contractholder information in respect of the LBL Contracts to submit a consolidated file to the Fund company. The Company shall provide the information above to Administrator in a predetermined format no later than 2 days after the record date.

8. Policy Administration

   Except for the services explicitly provided in this Agreement to be performed by Administrator with respect to the Shared Separate Account, the Company will perform all policy administration with respect to the Company Business, including,

    (a)Maintaining the administrative systems utilized in connection with the Company Business so as to reflect any change to the Company Business.

    (b)Processing and recording transfer requests from one subaccount to another, or to or from a fixed account option to a subaccount, in all cases in accordance with the relevant Company Business and within such time periods as are specified by Applicable Law.

    (c)Calculating, when and as needed, the policy charges under the Company Business in accordance with the terms thereof and their respective prospectuses and SAIs.

    (d)Obtaining and distributing to holders of Company Business copies of the Funds' current summary prospectuses, or prospectuses, SAIs as requested by the contract holder and any post effective amendments or supplements thereto, annual and semi-annual reports to shareholders and other disclosure documents and communications to Fund shareholders that are required to be provided by the Company to owners of Company Business.

9. Regulatory Filings

    (a)With respect to the Shared Separate Account, providing for inclusion in registrations and reports prepared by Administrator pursuant to Schedule A all information as the Administrator shall reasonably request relating to the Company Business or the Company as a whole, including without limitation audited financial statements for the Company and the Shared Separate Account or information derived therefrom; signing and filing, or authorizing the Administrator to file, such registrations and reports.

                                   Sch. B-3

    (b)Arranging for in-house or outside counsel to provide the Legal Opinion Letter required as an exhibit to each registration statement or amendment thereto with respect to an LBL Contract, Company Business or Shared Separate Account.

    (c)Provide access to, and maintain, all EDGAR access codes, including CIK, CCC and passwords.

    (d)Maintain all licenses, permits and registrations of the Company, its Affiliates and the Shared Separate Account necessary for the operation of the Administered Business.

10.Compliance Procedures

    (a)During the term of this Agreement, for as long as the Company is required to maintain a compliance program pursuant to Rule 38a-1 under the 1940 Act with respect to the Shared Separate Account, the Company will implement and, throughout the term of this Agreement, maintain in effect, policies and procedures reasonably designed to prevent, detect, and correct violations of "federal securities laws" (as defined in Rule 38a-1) by the Shared Separate Account and by the Company and its employees, officers, agents and Affiliates in connection with the Shared Separate Account, and to provide for oversight of compliance by the Shared Separate Account's service providers, including the Administrator, and the Company will designate a chief compliance officer who will be responsible for Company's compliance program under this provision.

    (b)Appoint and maintain a "chief compliance officer" (as defined in Rule 38a-1) and adopt compliance guidelines from time to time as required by Rule 38a-1, and provide such compliance guidelines to the Administrator.

    (c)Providing the Administrator with copies of all of its Rule 38a-1 policies and procedures with which it expects Administrator to comply in connection with the provision of Administrative Services under this Agreement.

    (d)Advising the Administrator of any material compliance matter, as defined in Rule 38a-1 under the 1940 Act, relating to the Company, the Shared Separate Account or the Company Business issued through the Share Separate Account.

                                   Sch. B-4

                                  SCHEDULE C

                                  TRADEMARKS

Country        Mark           Owner         Classes Class Description  Filing Date App. No.   Reg. Date Reg. No.
-------        -------------- ------------- ------- -----------------  ----------- ---------- --------- ---------
United States  ACHIEVER       LINCOLN         36     Life Insurance     4/5/1984   73/473,921 1/8/1985  1,313,879
                              BENEFIT LIFE           Underwriting
                              COMPANY                Services

United States  BUILD, ENJOY & LINCOLN         36     Issuance and       9/4/2007   77/271,212 5/13/2008 3,426,490
               SHARE          BENEFIT LIFE           administration
                              COMPANY                of variable
                                                     annuities

United States  CONSULTANT     LINCOLN         36     Investment         8/9/2002   78/152,826 4/19/2005 2,942,884
               ACCUMULATOR    BENEFIT LIFE           management,
                              COMPANY                issuance and
                                                     administration
                                                     of annuities

United States  CONSULTANT     LINCOLN         36     Investment         8/9/2002   78/152,860 4/19/2005 2,942,885
               PROTECTOR      BENEFIT LIFE           management,
                              COMPANY                issuance and
                                                     administration
                                                     of annuities

United States  DESIGNED FOR   LINCOLN         36     Insurance          9/12/2007  77/277,408 5/20/2008 3,430,654
               GROWTH.        BENEFIT LIFE           services,
               DESTINED TO    COMPANY                namely,
               PROVIDE.                              underwriting,
                                                     issuing and
                                                     administration
                                                     of life
                                                     insurance

                                   Sch. C-1

Country        Mark        Owner         Classes Class Description  Filing Date App. No.   Reg. Date  Reg. No.
-------        ----------- ------------- ------- -----------------  ----------- ---------- ---------- ---------
United States  DESIGNED    LINCOLN         36    Insurance           9/12/2007  77/277,415 5/20/2008  3,430,656
               TO PROTECT. BENEFIT LIFE          services,
               DESTINED    COMPANY               namely,
               TO PROVIDE.                       underwriting,
                                                 issuing and
                                                 administration
                                                 of life
                                                 insurance

United States  DIVERSIMAX  LINCOLN         36    Financial           1/12/2009  77/647,493 11/24/2009 3,716,763
                           BENEFIT LIFE          services related
                           COMPANY               to retirement,
                                                 namely,
                                                 investing and
                                                 administering
                                                 the funds of
                                                 others,
                                                 investment
                                                 advisory
                                                 services, and
                                                 issuance and
                                                 administration
                                                 of annuities

United States  ECHELON     LINCOLN         36    Insurance           6/6/2007   77/199,311 7/22/2008  3,470,506
                           BENEFIT LIFE          services,
                           COMPANY               namely,
                                                 underwriting,
                                                 issuing and
                                                 administration
                                                 of life
                                                 insurance

United States  ESTATE      LINCOLN         36    Life insurance      2/18/1997  75/243,019 3/10/1998  2,142,503
               EXECUTOR    BENEFIT LIFE          underwriting
                           COMPANY               and
                                                 administration
                                                 services

                                   Sch. C-2

Country        Mark             Owner         Classes Class Description  Filing Date App. No.   Reg. Date Reg. No.
-------        ---------------- ------------- ------- -----------------  ----------- ---------- --------- ---------
United States  GUARD AGAINST    LINCOLN         36     Issuance and       9/24/2007  77/287,305 8/18/2009 3,670,018
               THE EFFECTS OF   BENEFIT LIFE           administration
               INFLATION.       COMPANY                of annuities
               ADAPT TO YOUR
               LIFE SITUATIONS.

United States  LEGACY SECURE    LINCOLN         36     Life               4/14/2005  78/608,980 8/1/2006  3,124,925
               SL               BENEFIT LIFE           insurance
                                COMPANY                underwriting
                                                       and
                                                       administration
                                                       services

United States  LEGACY SECURE    LINCOLN         36     Life               4/19/2005  78/611,497 4/11/2006 3,079,531
               UL               BENEFIT LIFE           insurance
                                COMPANY                underwriting
                                                       and
                                                       administration
                                                       services

United States  LINCOLN BENEFIT  LINCOLN         36     Life               10/9/2001  76/322,876 7/15/2008 3,464,853
               LIFE             BENEFIT LIFE           insurance
                                COMPANY                underwriting
                                                       and
                                                       administration
                                                       services;
                                                       Annuity
                                                       underwriting,
                                                       namely,
                                                       group and
                                                       individual
                                                       annuity
                                                       underwriting;
                                                       and long-term
                                                       care
                                                       insurance

United States  REACH FURTHER.   LINCOLN         36     Issuance and       9/4/2007   77/271,210 5/13/2008 3,426,489
               PROTECT MORE.    BENEFIT LIFE           administration
               CHART YOUR       COMPANY                of annuities
               WAY.

                                   Sch. C-3

Country        Mark           Owner         Classes Class Description  Filing Date App. No.   Reg. Date Reg. No.
-------        -------------- ------------- ------- -----------------  ----------- ---------- --------- ---------
United States  SAVER'S INDEX  LINCOLN         36     Annuity           6/15/1995   74/690,007 1/14/1997 2,029,668
                              BENEFIT LIFE           underwriting,
                              COMPANY                namely group
                                                     and
                                                     individual
                                                     annuity
                                                     contractor

United States  SELECTBALANCE  LINCOLN         36     Investment        1/2/2008    77/362,369 5/26/2009 3,629,021
                              BENEFIT LIFE           advisory
                              COMPANY                services,
                                                     namely, asset
                                                     allocation in
                                                     the field of
                                                     life insurance

United States  SELECTSTRATEGY LINCOLN         42     Providing a       1/24/2008   77/379,570 7/21/2009 3,658,911
                              BENEFIT LIFE           life
                              COMPANY                assessment
                                                     planning
                                                     tool, namely,
                                                     providing on-
                                                     line non-
                                                     downloadable
                                                     software for
                                                     use in
                                                     assessing life
                                                     insurance
                                                     plans and for
                                                     use in
                                                     planning for
                                                     life insurance
                                                     investment

United States  SUREHORIZON    LINCOLN         36     Issuance and      12/12/2003  78/340,065 9/4/2007  3,287,786
                              BENEFIT LIFE           administration
                              COMPANY                of fixed
                                                     annuities

United States  TACTICIAN      LINCOLN         36     Underwriting,     2/26/1990   74/032,694 1/8/1991  1,631,087
                              BENEFIT LIFE           issuing and
                              COMPANY                administering
                                                     annuities

                                   Sch. C-4

Country        Mark               Owner         Classes Class Description  Filing Date App. No.   Reg. Date Reg. No.
-------        ------------------ ------------- ------- -----------------  ----------- ---------- --------- ---------
United States  TAKE THE INCOME.   LINCOLN         36     Issuance          9/4/2007    77/271,204 5/13/2008 3,426,488
               ENJOY THE OUTCOME. BENEFIT LIFE           and
                                  COMPANY                administration
                                                         of annuities

United States  THE INITIATOR      LINCOLN         36     Group and         2/27/1997   75/248,900 3/10/1998 2,142,548
                                  BENEFIT LIFE           individual
                                  COMPANY                annuity
                                                         contract
                                                         underwriting
                                                         services

United States  TOTALACCUMULATOR   LINCOLN         36     Insurance         12/14/2007  77/352,218 4/14/2009 3,607,018
                                  BENEFIT LIFE           services,
                                  COMPANY                namely,
                                                         underwriting,
                                                         issuing and
                                                         administration
                                                         of life
                                                         insurance

United States  ULTRA INDEX        LINCOLN         36     Life              2/7/2007    77/101,801 1/15/2008 3,370,085
                                  BENEFIT LIFE           insurance
                                  COMPANY                underwriting
                                                         services
                                                         and
                                                         providing
                                                         ancillary
                                                         services
                                                         thereto,
                                                         namely,
                                                         administration
                                                         and claims
                                                         adjustment

                                   Sch. C-5